Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

LOAN AGREEMENT
Dated as of May 7, 2021
Between
READING TAMMANY OWNER LLC and US DEVELOPMENT, LLC collectively, as Borrower,
EMERALD CREEK CAPITAL 3, LLC as Administrative Agent,
and
THE LENDERS PARTY HERETO

Address:	44-48 Union Square (a/k/a 44-48 Union Square East), New York, New York 10003

County:	New York

Block:	872

Lot(s):	78

$43,000,000.00

TABLE OF CONTENTS

SCHEDULES

Schedule I	Property Description
Schedule II	[***]
Schedule III	[***]
Schedule IV	[***]

EXHIBITS

Exhibit A-1	[***]
Exhibit A-2	[***]
Exhibit B	[***]

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of May 7, 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among (1) the Lenders (as hereinafter defined), (2) EMERALD CREEK CAPITAL 3, LLC, a New York limited liability company,  having an address at 575 Lexington Avenue, Suite 3120, New York, New York 10022, as administrative agent and collateral agent for the Lenders (in such capacity, and together with its permitted successors and assigns, “Administrative Agent”) and (3) READING TAMMANY OWNER LLC, a Delaware limited liability company (“Reading Borrower”)  and US DEVELOPMENT, LLC (doing business in the State of New York under the fictious name US Air Properties, LLC), a Nevada limited liability company (“USD Borrower”; Reading Borrower and USD Borrower, individually or collectively as the context may require, “Borrower”), each having its principal place of business at c/o Reading International, Inc., 5995 Sepulveda Boulevard, Suite 300, Culver City, California 90230.  All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan from Lenders; and

WHEREAS, Lenders are willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents;

NOW THEREFORE, in consideration of the making of the Loan by Lenders and the covenants, agreements, representations and warranties set forth in this Agreement the parties hereto hereby covenant, agree, represent and warrant as follows:

Article I.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1    Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Access Laws” shall mean, collectively, the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all other federal, state and local laws, regulations, rules, statutes, ordinances, orders and decrees related to handicapped access, including, without limitation, the American with Disabilities Act Accessibility Guidelines for Buildings and Facilities (as same may be amended from time to time).

“Account Collateral” shall mean: (i) the Accounts, and all Cash, checks, drafts, certificates and instruments, if any, deposited or held in the Accounts from time to time; (ii) all interest, dividends, Cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iii) to the extent not covered by clauses (i) - (ii) above, all “proceeds” (as defined under the Uniform Commercial Code as in effect in the State in which the Accounts are located) of any or all of the foregoing.

“Accounts” shall mean, collectively, the accounts into which the Interest Reserve Funds, the Tax Reserve Funds [***] are deposited and any other escrow accounts and reserve accounts established by the Loan Documents (and the Building Loan Documents, if applicable) with such banking institution selected by Administrative Agent.

“Additional Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereto.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common ownership or Control with such Person.

“Affiliated Manager” shall mean any property manager which is an Affiliate of, or in which Borrower or any Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Agreement” shall have the meaning set forth in the introductory paragraph hereto.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Anti-Corruption Laws” shall mean (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which Borrower or any subsidiary of Borrower is located or doing business.

“Anti-Money Laundering Laws” shall mean applicable law in any jurisdiction in which Borrower or any subsidiary of Borrower is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Approved Accountant” shall mean (i) for so long as Guarantor is a publicly traded company listed on a nationally recognized exchange, any accountant who prepares the audited financial statements of Guarantor, (ii) any “Big Four” accounting firm and (iii) any other accounting firm reasonably acceptable to Administrative Agent.

“Approved Leases” shall mean all Leases (i) existing as of the date of this Agreement, (ii) approved by Administrative Agent, (iii) deemed approved by Administrative Agent, or (iv) entered into by Borrower that are not required to be approved by Administrative Agent.

“Approved Leasing Expenses” shall mean all expenses incurred by Borrower to third parties in leasing space at the Property pursuant to Approved Leases, including brokerage commissions and tenant improvements allowances and costs (determined without regard as to whether such tenant improvements are made by contractors employed by Borrower or by the applicable Tenant or by Borrower’s or Tenant’s own forces), which expenses (i) are (A) specifically provided for in an Approved Lease (or amendment thereof), or (B) otherwise approved (or deemed approved) by Administrative Agent in accordance with the Building Loan Agreement, (ii) are substantiated by executed Lease documents and brokerage agreements, and (iii) which constitute Costs of Improvement.

“Approved Leasing Pro-Forma” shall mean (i) with respect to a proposed Lease with [***], the economic terms set forth on Exhibit A-1, and (ii) with respect to any other proposed Lease, the proforma Lease terms set forth on Exhibit A attached hereto and made a part hereof.

“Asset Management Agreement” shall have the meaning set forth in Section 4.1.23.

“Asset Manager” shall have the meaning set forth in Section 4.1.23.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated of even date herewith, from Borrower, as assignor, to Administrative Agent, as assignee for the benefit of Lenders, assigning all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Code” shall mean Title 11 U.S.C. § 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

“Benefit Amount” shall have the meaning set forth in Section 8.5(e) hereof.

“Book Entry Agent” shall have the meaning set forth in Section 8.1 hereof.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with their respective successors and assigns.

“Building Loan” shall have the meaning set forth in Section 9.1.1 hereof.

“Building Loan Agreement” shall have the meaning set forth in Section 9.1.1(b)(v) hereof.

“Building Loan Closing Date” shall mean the date of the closing of the Building Loan, which shall be the date of the Building Loan Agreement.

“Building Loan Debt”  shall mean the “Debt,” as defined in the Building Loan Agreement.

“Building Loan Option” shall have the meaning set forth in Section 9.1.1 hereof.

“Building Work” shall mean the construction, furnishing and equipping of the Property required to complete the building and all other improvements thereon [***]in accordance with the Plans and Specifications, as more particularly described on Schedule IV annexed hereto and made a part hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, or (ii) the state where the servicing offices of the Servicer are located.

“Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such funds  delivered by wire transfer.

“Casualty” shall have the meaning set forth in Section 5.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 5.4(b)(iii) hereof.

“Casualty Retainage” shall mean an amount equal to ten percent (10%), of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean the Property, the Accounts, the Reserve Funds, the Guaranty, the Equipment, the Rents, the Account Collateral, and all other real or personal property of Borrower or any guarantor that is at any time pledged, mortgaged or otherwise given as security to Lenders for the payment of the Debt under the Security Instrument, this Agreement or any other Loan Document.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 5.4(b) hereof.

“Contribution” shall have the meaning set forth in Section 8.5(b) hereof.

“Control” (and the correlative terms “controlled by” and “controlling”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise; provided, however, that in the case of any Controlled Subsidiary, the Guarantor shall be deemed to be in control of such Controlled Subsidiary, and in the case of the Guarantor, Ellen Cotter and Margaret Cotter, acting in their capacities as the Co-Executors of the Estate of James J. Cotter, Sr., as the Co-Trustees of the James J. Cotter, Sr., Living Trust and, in the case of Margaret Cotter, acting in her capacity as the sole Trustee of the James J. Cotter, Sr. Voting Trust (a sub-trust of the James J. Cotter, Sr., Living Trust) shall be deemed to be solely in control of the Guarantor, and through their control of Guarantor, in control of each Controlled Subsidiary,  so long as they hold or control, in the aggregate, voting control of not less than a majority of the outstanding voting control of Guarantor.

“Controlled Subsidiary” shall mean any corporation, limited liability company, partnership trust or other entity which is included under GAAP as a consolidated subsidiary of the Guarantor.

“Costs of Improvement” means those items described as “improvements” or “cost of improvements” under Section 2 of the New York Lien Law.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lenders in respect of the Loan under the Note, this Agreement, the Security Instrument or any other Loan Document, including, without limitation, any applicable Make Whole Fee and all Reserve Funds.

“Debt Service” shall mean, with respect to any particular period of time, interest payments due under the Note for such period.

“Deemed Approval Requirements” shall mean, with respect to any applicable matter for which Administrative Agent’s approval is requested, that (a) no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (b) Borrower shall have sent Administrative Agent a written request for approval with respect to such matter in accordance with the applicable terms and conditions hereof, (c) Administrative Agent shall have failed to either approve or deny such request, or request any information and/or documentation relating to such request as may be required in order to approve or disapprove such matter within ten (10) Business Days of receipt of the foregoing initial notice (or within ten (10) Business Days of Administrative Agent’s receipt of any applicable requested information and/or documentation, whichever is later), (d) Borrower shall have submitted a second request for approval with respect to such matter in accordance with the applicable terms and conditions hereof, which second notice shall have been marked in bold lettering with the following language:

“ADMINISTRATIVE AGENT’S RESPONSE IS REQUIRED WITHIN TEN  (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF THE LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND ADMINISTRATIVE AGENT.  ADMINISTRATIVE AGENT’S FAILURE TO RESPOND TO THIS NOTICE WITHIN SUCH TEN  (10) BUSINESS DAY PERIOD MAY RESULT IN ADMINISTRATIVE AGENT’S APPROVAL OF THE MATTERS DISCUSSED HEREIN BEING DEEMED GRANTED PURSUANT TO THE LOAN AGREEMENT” and the envelope containing such second notice shall have been marked “PRIORITY” in bold letters, (e) Administrative Agent has not requested additional information and/or documentation that has not been received by Administrative Agent, and (f) Administrative Agent shall have failed to respond to such second notice with a disapproval or request for additional information and/or documentation within such ten  (10) Business Day period.  For purposes of clarification, Administrative Agent requesting additional and/or clarified information, in addition to approving or denying any request (in whole or in part), shall be deemed a response by Administrative Agent for purposes of the foregoing.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall   mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) eighteen percent (18%) per annum.

“Determination Date” shall mean, (A) with respect to the Initial Interest Period, the Closing Date and (B) with respect to any other Interest Period, the date which is two (2) Eurodollar Business Days prior to the twentieth (20th) day of the calendar month occurring during such Interest Period.

“Dollars” or “$” shall mean lawful money of the United States of America.

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“Embargoed Person” shall have the meaning set forth in Section 3.1.40 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated of even date herewith executed by Borrower and Guarantor in connection with the Loan in favor of Administrative Agent for the benefit of Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” shall have the meaning set forth in the Environmental Indemnity.

“Environmental Liens” shall have the meaning set forth in Section 4.1.17(a) hereof.

“Equipment” shall have the meaning set forth in the Security Instrument with respect to the Property.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Eurodollar Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the City of London, England are closed for interbank or foreign exchange transactions.

“Event of Default” shall have the meaning set forth in Section 7.1(a) hereof.

“Excluded Indemnified Taxes” shall mean any of the following Indemnified Taxes imposed on or with respect to Administrative Agent or any Lender or required to be withheld or deducted from a payment to Administrative Agent or any Lender, (a) Indemnified Taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or, in the case of Administrative Agent or any Lender, its applicable lending office located in, the jurisdiction imposing such Indemnified Tax (or any political subdivision thereof) or (ii) that are imposed as a result of a connection that Administrative Agent or any Lender had or has with the jurisdiction imposing the such Indemnified Taxes, (b) in the case of Administrative Agent or any Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of Administrative Agent and/or such Lender with respect to its interest in the Loan or commitment pursuant to a law in effect on the date on which (i) any Lender acquires such interest in the Loan or commitment or (ii) Administrative Agent or any Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.2.5, amounts with respect to such Indemnified Taxes were payable either to any Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to Administrative Agent or any Lender’s failure to comply with Section 2.2.5(b) and (d) any U.S. federal withholding taxes imposed under FATCA.

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“Extension Option” shall mean, individually or collectively as the context so requires, the First Extension Option and/or the Second Extension Option.

“Extension Term” shall mean, individually or collectively as the context so requires, the First Extension Term and/or the Second Extension Term.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable) and not materially more onerous to comply with, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“First Extended Maturity Date” shall have the meaning set forth in Section 2.5 hereof.

“First Extension Option” shall have the meaning set forth in Section 2.5 hereof.

“First Extension Term” shall have the meaning set forth in Section 2.5 hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

“Flood Insurance Act” shall have the meaning set forth in Section 5.1(a)(vii) hereof.

“Funding Borrower” shall have the meaning set forth in Section 8.5(d) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“General Leasing Requirements” shall have the meaning set forth in Section 4.1.15(c) hereof.

“Governmental Authority” shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

“Guarantor” shall mean, jointly and severally, Reading International, Inc., a Nevada corporation, and any other Person or entity guaranteeing any payment or performance obligation of Borrower in respect of the Loan.

“Guaranty” shall mean, collectively, (i) that certain Guaranty of Recourse Obligations, (ii) that certain Carry Guaranty and (iii) that certain Completion Guaranty, each dated of even date herewith,  each made by Guarantor in favor of Administrative Agent for the benefit Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Substances” shall have the meaning set forth in the Environmental Indemnity.

“Improvements” shall have the meaning set forth in the Security Instrument.

“Indemnified Parties” shall mean (a) Administrative Agent, (b) Lenders, (c) any Affiliate of Administrative Agent or Lenders who is or will have been involved in the origination of the Loan, (d) any Servicer,  (e) any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded,  (f) Persons who may hold or acquire or will have held a full or partial interest in the Loan  (but only to the extent Borrower has received notice that such Person holds a full or partial interest in the Loan),  (g) any custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties, and (h)  the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of a foreclosure of the Loan including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lenders’ assets and business).

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit for which it is an obligor (to the extent such Person is liable for reimbursement obligations in connection with amounts so drawn), or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all indebtedness guaranteed by such Person, (iii) all obligations under leases that constitute capital leases for which such Person is liable, and (iv) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indemnified Taxes” shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Initial Interest Period” shall have the meaning set forth in Section 2.3.1 hereof.

“Initial Maturity Date” shall mean May 6, 2024.

“Initial Reserve Period” shall mean the period beginning on the Closing Date through and including the date that is twelve (12) months after the Closing Date.

“Initial Term” shall mean the period beginning on the Closing Date through and including the Initial Maturity Date.

“Insurance Premiums” shall have the meaning set forth in Section 5.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 5.4(b) hereof.

“Interest Period” shall mean (i) the Initial Interest Period and (ii) each period thereafter from the first (1st) day of each calendar month through the last day of such calendar month (even if such Interest Period extends beyond the Maturity Date).

“Interest Rate” shall mean (a) with respect to the Initial Interest Period, an interest rate per annum equal to 7.01%; and (b) with respect to each Interest Period thereafter, through and including the Interest Period during which the Maturity Date occurs, an interest rate per annum equal to (i) the LIBOR Rate (in all cases where clause (ii) below does not apply), or (ii) the Static LIBOR Rate, to the extent provided in accordance with the provisions of Section 2.2.6 hereof.

“Interest Reserve Funds” shall have the meaning set forth in Section 6.1.1(a) hereof.

“Lease Term Sheet” shall have the meaning set forth in Section 4.1.15(e) hereof.

“Leases” shall mean any lease, including, without limitation, any sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto; provided, however, that the term “Lease” shall not include any subleases, underleases, licenses, concession or other agreement, unless (i) Borrower or an Affiliate of Borrower is a party thereto in its capacity as the sublessor, licensor, or concessioner thereunder or (ii) Borrower has express approval rights with respect thereto.

“Leasing Agency Agreement” shall mean that certain Exclusive Right Agreement, dated as of June 15, 2020, by and between Borrower and Leasing Agent, pursuant to which the leasing Agent is to provide leasing and other services with respect to the Property.

“Leasing Agent” shall mean Newmark & Company Real Estate, Inc., a New York corporation, d/b/a Newmark Knight Frank, and such other leasing agent as may be appointed from time to time in accordance with this Agreement.

“Legal Requirements” shall mean, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting or having jurisdiction over the Loan, Borrower, the Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments to which a Governmental Agency is a party, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender(s)” means, individually and collectively, any Person that either (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto in each case together with its successors and/or permitted assigns.

“LIBOR” shall mean with respect to any Interest Period, a floating interest rate per annum (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one sixteenth (1/16th) of one percent

(1%)) for deposits in U.S. Dollars for a one (1) month period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related Determination Date.  If such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the applicable Determination Date, Administrative Agent shall request the principal London office of any four (4) prime banks in the London interbank market selected by Administrative Agent to provide such banks’ quotations of the rates at which deposits in U.S. Dollars are offered by such banks at approximately 11:00 a.m., London time, to prime banks in the London interbank market for a one (1) month period commencing on the first day of the related Interest Period and in a principal amount that is representative for a single transaction in the relevant market at the relevant time.  If at least two (2) such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations (expressed as a percentage and rounded upwards, if necessary, to the nearest one sixteenth (1/16th) of one percent (1%)).  If fewer than two (2) such quotations are so provided, Administrative Agent will request major banks in New York City selected by Administrative Agent to quote such banks’ rates for loans in U.S. Dollars to leading European banks as of approximately 11:00 a.m., New York City time, on the applicable Determination Date for a one (1) month period commencing on the first day of the related Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time.  If at least two (2) such rates are so provided, LIBOR will be the arithmetic mean of such rates (expressed as a percentage and rounded upwards, if necessary, to the nearest one sixteenth (1/16th) of one percent (1%)).  If fewer than two (2) rates are so provided, then LIBOR will be LIBOR used to determine the LIBOR during the immediately preceding Interest Period.

“LIBOR Floor” shall mean one tenth of one percent (0.10%) per annum.

“LIBOR Rate” shall mean the sum of (i) the Spread plus (ii) the greater of (a) LIBOR for such Interest Period and (b) the LIBOR Floor.  The determination of the LIBOR Rate by Administrative Agent, acting reasonably and in accordance with this Agreement, shall be binding upon Borrower absent manifest error.

“Licenses” shall have the meaning set forth in Section 3.1.21 hereof.

“Lien” shall mean, with respect to the Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of $43,000,000.00, made by Lenders to Borrower pursuant to this Agreement and the other Loan Documents as the same may be amended or split pursuant to the terms hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Subordination of Leasing Agreement, the Subordination of Management Agreement, the Subordination of Asset Management Agreement, the Guaranty, and all other documents executed and/or delivered in connection with the Loan.

“Loan Obligations” shall have the meaning set forth in Section 8.5 hereof.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages (but not punitive or consequential damages except to the extent paid to a third party), losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense).

“Make Whole Fee” shall mean upon prepayment or repayment of all or any portion of principal of the Loan on or prior to the first (1st) anniversary of the Closing Date, an amount equal to the interest that would have accrued at the Interest Rate in effect on the prepayment date on the amount of the Loan prepaid or repaid from the prepayment date through and including the first (1st) anniversary of the Closing Date.  The Make Whole Fee shall be reasonably calculated by Administrative Agent and shall be binding absent manifest error.  As a matter of clarification, following the first (1st) anniversary of the Closing Date, provided all interest which has accrued through such date has been paid in full, there shall be no Make Whole Fee.

“Management Agreement” shall mean that certain Management Services Agreement, dated as of March 29, 2021, by and between Reading Borrower and Manager, pursuant to which the Manager is to provide management and other services with respect to the Property, or, if the context requires, the management agreement entered into by and between Borrower and Replacement Manager.

“Manager” shall mean Avison Young – New York, LLC or, if the context requires, a Replacement Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Maturity Date” shall mean the Initial Maturity Date, the First Extended Maturity Date,  the Second Extended Maturity Date, as applicable, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Material Alteration” shall mean any structural alteration to the Property; provided, however, for the avoidance of doubt, in no event shall any of the following constitute a Material Alteration: (i) the Building Work, (ii) any tenant improvement work performed pursuant to any Lease approved, deemed approved or not required to be approved by Administrative Agent, (iii) alterations required to address an emergency at the Property or which are required pursuant to applicable Legal Requirements; or (iv) alterations performed as part of a Restoration in accordance with Section 5.4 hereof.

[***]

“Net Proceeds” shall have the meaning set forth in Section 5.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.4(b)(vi) hereof.

“Note” shall mean that certain Amended, Restated and Consolidated Note dated of even date herewith in the original principal amount of $43,000,000.00, made by Borrower in favor of Administrative Agent for the Lenders, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Notice” shall have the meaning set forth in Section 10.6 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Administrative Agent by Borrower which is signed by a Responsible Officer of Borrower.

[***]

“Organizational Documents” shall mean, as to any Person, the certificate of incorporation and by-laws with respect to a corporation; the articles of organization (or the equivalent of such items under applicable state law) and operating agreement with respect to a limited liability company; the certificate of limited partnership and partnership agreement with respect to a limited partnership; the trust agreement with respect to a trust, or any other organizational, governing or constituent documents of such Person.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan, provided that if such day is not a Business Day, the Payment Date shall be the preceding Business Day.

“Permitted Encumbrances” shall mean, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to the Property or any part thereof [***], (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (d) Liens arising out of the acts or omissions of Tenants under Leases permitted under subclause (g) below, including subleases, underleases and licenses, or Persons claiming by, through or under such Tenants that are not required to be removed pursuant to such Leases or applicable Legal Requirements,  provided that Borrower is diligently and in a commercially reasonable manner enforcing its rights under the applicable Lease in order to cause Tenant (or such other party claiming by, through or under Tenant) to discharge the same of record (whether by payment, deposit, bond, order of a court of competent jurisdiction, release of the Property therefrom or otherwise), subject to any contest rights such Tenant (or such other party claiming by, through or under Tenant) may have, and neither the Property, nor any part thereof or interest therein, will be in imminent danger of being sold, forfeited, terminated, canceled or lost and no material adverse effect shall have occurred or be reasonably likely to occur as reasonably determined by Administrative Agent; and provided, further, notwithstanding the foregoing or anything herein to the contrary, (I) if any such Lien is not discharged of record (whether by payment, deposit, bond, order of a court of competent jurisdiction, release of the Property therefrom or otherwise) within six (6) months from the date such Lien attached to the Property, such Lien shall, upon expiration of such six (6) month period, no longer qualify as a Permitted Encumbrance hereunder, and (II) if the applicable lienor has commenced foreclosure of any such Lien, then if such Lien is not discharged of record (whether by payment, deposit, bond, order of a court of competent jurisdiction, release of the Property therefrom or otherwise) within ten (10) Business Days of the commencement of such foreclosure proceeding, such Lien shall, upon the expiration of such ten (10) Business Day period, no longer qualify as a Permitted Encumbrance hereunder, (e) Permitted Equipment Leases, (f) all immaterial easements, rights of way, restrictions and other similar charges or nonmonetary encumbrances against the Property and other agreements which shall not result in a material adverse effect on the Property, (g) the rights and interests of existing and future Tenants under Leases, as Tenants only, provided such Leases are in effect as of the date hereof or entered into in accordance with the terms of Section 4.1.15 hereof, (h) judgment liens, but only for so long as such judgment liens (1) are not superior to the Lien of the Security Instrument and (2) are paid within thirty  (30) days of the date such judgment is entered pursuant to a final, non-appealable order, (i) non-disturbance agreements with Tenants or subtenants entered into as of the date hereof, required to be entered into under a Lease in effect as of the date hereof or entered into after the date hereof in accordance with the terms of this Agreement and (j) such other title and survey exceptions as Administrative Agent has approved or may approve in writing in Administrative Agent’s sole discretion.

“Permitted Equity Transfer” shall have the meaning set forth in Section 4.2.10(d) hereof.

“Permitted Equipment Leases” shall mean equipment leases, equipment financings or other similar instruments entered into with respect to any Equipment and other personal property; provided, that, in each case, such equipment leases, equipment financings or similar instruments (i) are entered into (in Borrower’s good faith judgment) on commercially reasonable terms and conditions in the ordinary course of Borrower’s business and (ii) relate to Equipment and other personal property which is (A) used in connection with the operation, management, maintenance, repair or alteration of the Property in the ordinary course of Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the Property.  For purposes of determining Indebtedness under Section 4.2.14 hereof with respect to Permitted Equipment Leases, Indebtedness shall refer to the outstanding principal balance of the Permitted Equipment Leases.

“Permitted Transfer” shall have the meaning set forth in Section 4.2.10(c) hereof.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department, authority, public corporation, or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan” shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of section 4975 of the Code.

“Plan Assets” shall mean assets of a Plan within the meaning of section 29 C.F.R. section 2510.3-101, as modified by section 3(42) of ERISA, or similar law.

“Plans and Specifications” shall mean all drawings, plans, specifications and other documents (including, but not limited to, architectural, structural, mechanical, electrical, plumbing, landscaping and sprinkler) prepared by Borrower, Borrower’s general contractor and/or other contractors retained by Borrower or Borrower’s general contractor and bearing such parties signature and seal, which describe and show the labor, materials, equipment, fixtures and furnishings necessary for, pertaining to or included in the Building Work, to the extent in the possession or control of the Borrower.

“Policy” or “Policies” shall have the meaning set forth in Section 5.1(b) hereof.

“Prepayment Notice” shall mean a written notice (which notice shall be irrevocable; provided, Borrower shall have the right to revoke any such notice, or postpone the prepayment date, by written notice of such revocation not later than one (1) Business Day prior to the date of such prepayment, without any penalty and without causing an Event of Default hereunder; provided,  Borrower shall reimburse Administrative Agent for (i) administrative costs in the amount of $10,000.00 and (ii) the reasonable costs and expenses of Administrative Agent’s legal counsel as a result of such revocation) to Administrative Agent specifying the proposed Business Day on which a prepayment of the Debt is to be made pursuant to Section 2.4 hereof, which date shall be no earlier than thirty (30) days after the date of such Prepayment Notice and no later than ninety  (90) days after the date of such Prepayment Notice and which notice shall be sufficient so long as such prepayment occurs within five (5) Business Days of the date specified in the Prepayment Notice.

[***]

“Prohibited Person” shall mean any Person, to Borrower’s actual knowledge:

(i)    Who is listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and

Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(ii)    Who is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)    with whom Lenders are prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(iv)    who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)    who is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(vi)    who is an Affiliate of or affiliated with a Person listed above.

“Prohibited Transfer” shall have the meaning set forth in Section 4.2.10(a) hereof.

“Property” shall mean the land more particularly described on Schedule I annexed hereto and made a part hereof and located at 44-48 Union Square (a/k/a 44-48 Union Square East), New York, New York (Block 872, Lot 78),  together with the Improvements thereon and all Equipment owned by Borrower and encumbered by the Security Instrument, together with all rights pertaining to the Property and Improvements, as more particularly described in the Security Instrument and referred to therein as the “Mortgaged Property”.

“Property Condition Report” shall mean that certain Property Condition Report, dated as of April 9, 2021, prepared by Partner Assessment Corp.

“Property Management Agreement” shall mean each of (i) the Management Agreement and (ii) the Asset Management Agreement (collectively, the “Property Management Agreements”).

[***]

“Qualified Insurer” shall have the meaning set forth in Section 5.1(b) hereof.

“Reading Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Register” shall have the meaning set forth in Section 8.1 hereof.

“Reimbursement Contribution” shall have the meaning set forth in Section 8.5(d) hereof.

“Release Deadline” shall have the meaning set forth in Section 6.3.2(a) hereof.

“Release Event” shall have the meaning set forth in Section 6.3.2(a) hereof.

“Renewal Lease” shall have the meaning set forth in Section 4.1.15(a) hereof.

“Rents” shall have the meaning set forth in Article 1 of the Security Instrument.

“Replacement Manager” shall have the meaning set forth in Section 4.1.16(b).

“Reserve Funds(s)” shall mean the Interest Reserve Funds,  the Tax Reserve Funds,  [***] and any other escrow accounts and reserve accounts established by the Loan Documents.

“Reserve Period” shall mean (i) the Initial Reserve Period and (ii) each successive twelve-month period thereafter beginning on the 1st day after the preceding Reserve Period.

“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, secretary, treasurer, manager or vice president-finance of such Person.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be approved by Administrative Agent.

[***]

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a direct or indirect legal or beneficial interest.

“Sanctions” shall mean, individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the United States of America, including those administered by OFAC, the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order.

“Sanctioned Entity” shall mean any individual, entity, group, sector, territory or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Entity.

“Second Extended Maturity Date” shall have the meaning set forth in Section 2.5 hereof.

“Second Extension Option” shall have the meaning set forth in Section 2.5 hereof.

“Second Extension Term” shall have the meaning set forth in Section 2.5 hereof.

“Security Instrument” shall mean that certain first priority Agreement of Consolidation and Modification of Mortgage dated of even date herewith, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 8.2.1 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 8.2.1 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 7.2(c) hereof.

“Spread” shall mean six and nine tenths of one percent (6.90%) per annum.

“State” shall mean the State of New York.

“Static LIBOR Rate” shall have the meaning set forth in Section 2.2.6 hereof.

“Subordination of Asset Management Agreement” shall mean that certain Subordination of Asset Management Agreement dated as of the date hereof among Administrative Agent, Borrower and Asset Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Subordination of Leasing Agreement” shall mean that certain Subordination of Leasing Agreement to be executed by Administrative Agent, Borrower and Leasing Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Subordination of Management Agreement” shall mean that certain Subordination of Management Agreement dated as of the date hereof among Administrative Agent, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Survey” shall mean a survey prepared by a surveyor licensed in the State where the Property is located and satisfactory to Administrative Agent and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Administrative Agent.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

“Tax Payment” shall have the meaning set forth in Section 6.2.2 hereof.

“Tax Payment Deadline Date” shall have the meaning set forth in Section 6.2.2 hereof.

“Tax Reserve Funds” shall have the meaning set forth in Section 6.2.1 hereof.

“Tenant” shall mean the tenant under any Lease.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to Administrative Agent (or, if the Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Administrative Agent) issued with respect to the Property and insuring the lien of the Security Instrument encumbering the Property.

“Total Commitment” the sum of the aggregate principal amount of the Loan outstanding plus the aggregate unadvanced portion of the Loan.

“UCC” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“USD Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Use Variance” shall mean that certain variance 203-15-BZ, CEQR #16-BSA-025M adopted by the Board of Standards and Appeals for the City of New York, granted March 22, 2016, printed in Bulletin Nos. 12-13, Vol. 101, as the same may be amended from time to time.

“Work Charge” shall have the meaning set forth in Section 4.1.25(a) hereof.

Section 1.2    Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, any right of consent or approval shall, unless otherwise specifically provided, not be unreasonably withheld, conditioned or delayed.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

Section 1.3    Presumption.

This Agreement and all other Loan Documents shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement and all such other Loan Documents to be drafted.  If any words or phrases in this Agreement or any other Loan Document shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement and all other Loan Documents shall be construed as if the words or phrase so stricken out or otherwise eliminated were never included herein or therein and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

Article II.  GENERAL TERMS

Section 2.1    Loan Commitment; Disbursement to Borrower.

2.1.1    Agreement to Lend and Borrow.    Subject to and upon the terms and conditions set forth herein, Lenders shall make and Borrower shall accept the Loan as a single disbursement on the Closing Date.

2.1.2    Not a Revolving Facility.    Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and prepaid or repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3    The Note, Security Instrument and Loan Documents.    The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases and the other Loan Documents.

2.1.4    Use of Proceeds.    Borrower shall use the proceeds of the Loan to (a) repay and discharge any existing loans relating to the Property, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay the Origination Fee, (e) pay the fees and expenses of Administrative Agent’s legal counsel with respect to the documentation and closing of the Loan,  and (f) pay costs and expenses incurred in connection with the closing of the Loan as set forth on the settlement statement with respect thereto or as otherwise reasonably approved by Administrative Agent.

Section 2.2    Interest; Loan Payments.

2.2.1    Interest/Interest Rate.  Interest on the principal balance of the Loan outstanding from time to time shall accrue from and including the date hereof up to and including the Maturity Date at the Interest Rate; provided, however, that during any period that an Event of Default is continuing, interest shall accrue at the Default Rate as is set forth in Section 2.2.3 below.

2.2.2    Interest Calculation.  Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on the Interest Rate or the Default Rate, as applicable, divided by a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan.

2.2.3    Default Interest Rate.  In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan shall accrue interest at the Default Rate, calculated from the date on which the Event of Default occurred solely to the extent that (i) Borrower had an express notice and cure right with respect to the Default giving rise to the Event of Default and (ii) the Default which lead to such Event of Default was caused by a third party and not by the actions or omissions of Borrower; it being further agreed that if either of the conditions described in clause (i) or clause (ii) above are not satisfied, then interest shall accrue at the Default Rate from the date on which the Default giving rise to the Event of Default occurred. This Section 2.2.3 shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lenders by reason of the occurrence of any Event of Default; the acceptance of any payment by Administrative Agent for the account of the respective Lenders to which such payment is owed shall not be deemed to cure or constitute a waiver of any Event of Default; and Lenders retain their rights under the Note to accelerate and to continue to demand payment of the Debt upon the occurrence of any Event of Default, despite any payment accepted by Administrative Agent, for the account of the respective Lenders to which such payment is owed.

2.2.4    Usury Savings.    This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lenders to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Administrative Agent for the account of the respective Lenders for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.5    Indemnified Taxes.    (a)    All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Indemnified Taxes, other than Excluded Indemnified Taxes.  If any non-Excluded Indemnified Taxes are required to be withheld or deducted by any Applicable Law (as determined in the good faith discretion of Borrower) from any amounts payable to Lenders hereunder, the amounts so payable to Lenders shall be increased to the extent necessary to yield to Lenders (after payment of all non-Excluded Indemnified Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder.  Whenever any non-Excluded Indemnified Tax is payable pursuant to Applicable Law by Borrower, Borrower shall send to Administrative Agent, for the account of the respective Lenders, an original or a certified copy of an official receipt showing payment of such non-Excluded Indemnified Tax or other evidence of payment reasonably satisfactory to Administrative Agent.  Borrower hereby indemnifies Lenders for any incremental taxes, interest or penalties that may become payable by Lenders which may result from any failure by Borrower to pay any such non-Excluded Indemnified Tax when due to the appropriate taxing authority.

(b)    Lender shall deliver to Borrower and Administrative Agent prior to becoming a party hereunder and at the time or times reasonably requested by Borrower or Administrative Agent such properly completed and executed documentation required by law or reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding or to enable Borrower and Administrative Agent to comply with any applicable law relating thereto. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower and Administrative Agent to determine whether or not Lender is subject to backup withholding or information reporting requirements. Without limiting to the foregoing, if Lender is a U.S. Person, Lender shall deliver to Borrower and Administrative Agent, upon request, a Form W-9 (unless it establishes to the satisfaction of Borrower and Administrative Agent that it is otherwise eligible for an exemption from backup withholding tax or other withholding tax).  If Lender is not a U.S. Person, Lender shall deliver to Borrower and Administrative Agent, upon request, on or prior to the date on which such Lender becomes a Lender under this Agreement and any other time upon request by Borrower or Administrative Agent, to the extent it is legally entitled to do so (i) a properly completed and executed Form W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY as applicable, (and other appropriate certification documents from each beneficial owner, as applicable) and, to the extent it is able to claim the benefits for portfolio interest under Section 871(h) or Section 881(c) of the Code, a portfolio interest certificate in a form reasonably acceptable to the Borrower and Administrative Agent that provides that such non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation" related to Borrower as described in Section 881(c)(3)(C) of the Code, and (ii) such documentation prescribed by applicable law (including under Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower and Administrative Agent to comply with its obligations under FATCA and to determine that Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(c)    If Lender receives a refund in respect of Indemnified Taxes paid by Borrower or as to which it has been indemnified, it shall promptly pay such refund, together with any other amounts paid by Borrower pursuant to Section 2.2.5 hereof in connection with such refunded Indemnified Taxes, to Borrower; provided,  however, that Borrower agrees to promptly return such refund to Lender if it receives notice from Lender that it is required to repay such refund.

2.2.6    Temporary Unavailability of LIBOR Rate.

(a)    The Interest Rate with respect to the Loan shall be the LIBOR Rate with respect to the applicable Interest Period.  Subject to Section 2.2.6(b), in the event that Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, then Administrative Agent shall forthwith give written notice of such determination, confirmed in writing, to Borrower at least one (1) Business Day prior to the last day of the related Interest Period.  If such notice is given, the Interest Rate, commencing with the first (1st) day of the next succeeding Interest Period, shall be the LIBOR Rate in effect for the most recent Interest Period (the “Static LIBOR Rate”).

(b)    If, pursuant to the terms of this Agreement, the Loan has been converted to the Static LIBOR Rate and Administrative Agent shall determine in good faith (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Administrative Agent shall give notice thereof to Borrower, and the Static LIBOR Rate shall convert to the LIBOR Rate effective on the first day of the next succeeding Interest Period.

Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert from the LIBOR Rate to the Static LIBOR Rate.

2.2.7    Effect of Benchmark Transition Event.

(a)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from any Lender.

(b)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)    The Administrative Agent will promptly notify the Borrower and the Lenders in writing of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section titled “Effect of Benchmark Transition Event.”

(d)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBOR Loan of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to a Loan accruing interest at a rate equal to Term SOFR plus the LIBOR Spread.

(e)    As used in this Section titled “Effect of Benchmark Transition Event”:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant

Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease as of a certain date to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent by notice to the Borrower and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.”

“Early Opt-in Election” means the occurrence of:

(1) a determination by the Administrative Agent that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) the election by the Administrative Agent to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the

Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Section 2.3    Loan Payments.

2.3.1    Monthly Debt Service Payments.  On the Closing Date, Borrower shall pay to Administrative Agent, for the account of the respective Lenders,  an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to and including May 31, 2021 (the “Initial Interest Period”). Commencing on July 1, 2021 and on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Administrative Agent, for the account of the respective Lenders,  of interest only on the outstanding principal balance of the Loan which has accrued through the last day of the Interest Period immediately preceding such Payment Date. Payments shall be applied first to accrued and unpaid interest and the balance to principal.

2.3.2    Payment on Maturity Date.  On the Maturity Date or on such earlier date that the Debt is paid in full, Borrower shall pay to Administrative Agent, for the account of the respective Lenders (i) the outstanding principal balance of the Loan, (ii) all accrued and unpaid interest and (iii) any applicable Make Whole Fee, and (iv) all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

2.3.3    Origination Fee.  On the Closing Date, Borrower shall pay to Lender the Origination Fee. The Origination Fee shall be deemed earned upon payment and shall not be subject to reduction or refund under any circumstances.

2.3.4    Late Payment Charge.  If any principal, interest or any other sum due under the Loan Documents (other than the payment of principal due on the Maturity Date), is not paid by Borrower on the date on which it is due and such failure continues for more than five (5) days, Borrower shall pay to Administrative Agent upon demand an amount equal to the lesser of ten percent (10%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Administrative Agent or Lenders in handling and processing such delinquent payment and to compensate Lenders for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents.

2.3.5    Method and Place of Payment.  (a)    Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Administrative Agent, for the account of the respective Lenders, not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Administrative Agent’s office, and any funds received by Administrative Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b)    Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately succeeding Business Day, including the payment of principal due on the Maturity Date.

(c)    All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4    Prepayments.

2.4.1    Voluntary Prepayments.  Borrower, at its option, may prepay the Debt in whole, but not in part, on any Business Day, upon (x) delivery to Administrative Agent of a Prepayment Notice and (y) payment to Administrative Agent of (i) the outstanding principal balance of the Loan, (ii) all accrued and unpaid interest thereon to and including the date which is the later to occur of (A) the date of such prepayment and (B) thirty (30) days from the date that Administrative Agent received Borrower’s Prepayment Notice required pursuant to the terms of this Section 2.4.1, (iii) any applicable Make Whole Fee, and (iv) all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

2.4.2    Mandatory Prepayments.  On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if Administrative Agent is not obligated to make such Net Proceeds available to Borrower for the Restoration of the Property and has notified Borrower that such Net Proceeds shall be applied against the Debt, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds.  Such prepayment shall be applied, first, to interest on the outstanding principal balance of the Loan that would have accrued at the Interest Rate and then to all other amounts then due to Administrative Agent under this Agreement or any of the other Loan Documents and then to the outstanding principal balance of the Loan.  Notwithstanding anything herein to the contrary, no Make Whole Fee shall be due in connection with any repayment made pursuant to this Section 2.4.2.

2.4.3    Application of Prepayments. All prepayments received pursuant to this Section 2.4 shall be applied first, to any accrued interest on the outstanding principal amount being prepaid that accrued through and including the date of prepayment and second, to the payments of principal.

Section 2.5    Extension of Maturity Date.

Subject to the provisions of this Section 2.5, Borrower will have the option to (i) extend the term of the Loan beyond the Initial Maturity Date for one (1) successive term (the “First Extension Option”) of twelve (12) months (the “First Extension Term”) to May 6, 2025 (the “First Extended Maturity Date”), and (ii) provided the Initial Maturity Date shall have been timely and properly extended to the First Extended Maturity Date, further extend the term of the Loan beyond the First Extended Maturity Date for one (1) successive term (the “Second Extension Option”) of twelve (12) months (the “Second Extension Term”) to May 6, 2026 (the “Second Extended Maturity Date”).  In order to exercise either Extension Option, Borrower shall deliver to Administrative Agent written notice (which notice shall be irrevocable; provided, Borrower shall have the right to revoke any such notice by written notice of such revocation not later than one (1) Business Day prior to the date of the applicable Maturity Date, without any penalty and without causing an Event of Default hereunder provided that, in connection with any such revocation, Borrower shall (i) pay to Administrative Agent an amount equal to all interest that would have accrued on the amount of the Loan through the date which is forty-five (45) days following such revocation and (ii) reimburse Administrative Agent for the reasonable costs and expenses of Administrative Agent’s legal counsel as a result of such revocation) of its intent to exercise such Extension Option no earlier than one hundred twenty (120) days, and no later than forty-five (45) days, prior to the then applicable Maturity Date, and upon the giving of such notice of extension, the Maturity Date as theretofore in effect shall be extended as set forth above, subject to the satisfaction of the following conditions on or before such Maturity Date:

(a)    no monetary Default, material non-monetary Default or Event of Default shall have occurred and be continuing on Initial Maturity Date or First Extended Maturity Date, as applicable;

(b)    Borrower shall have made an additional deposit to the Interest Reserve Funds and the Tax Reserve Funds in amounts reasonably determined by Administrative Agent as of the later of (x) the Initial Maturity Date or First Extended Maturity Date, as applicable and (y) ten (10) Business Days after Administrative Agent delivers to Borrower its determination of the amount required to be deposited;

(c)    Borrower shall have paid to Administrative Agent all out-of-pocket expenses (including reasonable legal fees and disbursements of Administrative Agent’s outside counsel) incurred by Administrative Agent in connection with Borrower’s exercise of the Extension Option;

(d)    Borrower shall have paid to Administrative Agent, (i) in connection with the First Extension Option, an amount equal to one half of one percent (0.50%) of the outstanding principal balance of the Loan as of the Initial Maturity Date, and (ii) in connection with the Second Extension Option, an amount equal to one half of one percent (0.50%) of the outstanding principal balance of the Loan as of the First Extended Maturity Date;

(e)    Administrative Agent shall have completed substantively the same “know your customer” due diligence review and completion of a credit check which was conducted in connection with the closing of the Loan with respect to Borrower and Guarantor and, to the extent such review differs from the review conducted in connection with the closing of the Loan, then such review shall be substantively consistent Administrative Agent’s review process with respect to similar loans across its portfolio; provided, that, for the avoidance of doubt the foregoing review process shall not permit Administrative Agent to require any further conditions to the extension of the Loan which increase the obligations of Borrower or Guarantor under the Loan Documents; and

(f)    if at the time Borrower exercises the applicable Extension Option, Borrower has validly exercised the Building Loan Option and the Building Loan Closing Date has occurred, Borrower shall have (i) in connection with the First Extension Option, validly exercised the “First Extension Option” as defined in the Building Loan Agreement, and (ii) in connection with the Second Extension Option, validly exercised the “Second Extension Option” as defined in the Building Loan Agreement.

Section 2.6    Release or Assignment on Payment in Full.

Administrative Agent shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Security Instrument on the Property. Upon repayment of the Loan in full, at the request of Borrower, Administrative Agent shall at Borrower’s election, either (a) prepare a satisfaction of the Security Instrument, termination of the Assignment of Leases and terminate all UCC-1 filings with Administrative Agent as the secured party or (b) assign the Note and the Security Instrument to any lender that is refinancing the Loan; provided that (i) such assignment shall be without representation, warranty or covenant by Administrative Agent, (ii) Borrower and the assignee shall comply with all applicable laws regarding assignments of mortgage liens in New York State, (iii) Administrative Agent shall not have any liability as a result of any lost original documents (other than to provide a customary affidavit as to such lost original documents) and (iv) Borrower shall pay or reimburse all of Administrative Agent’s out-of-pocket costs and expenses incurred in connection with such terminations or assignment, it being agreed that the fees of outside counsel charged in connection with such assignment shall not exceed $5,000.00.

Article III.  REPRESENTATIONS AND WARRANTIES

Section 3.1    Borrower Representations.

Borrower represents and warrants to Lenders and Administrative Agent as of the Closing Date that:

3.1.1    Organization.    (a)    Each of Reading Borrower and USD Borrower is duly formed or organized, as applicable, and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the Property and to transact the businesses in which it is now engaged.  Each of Reading Borrower and USD Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property, its businesses and operations.  Each of Reading Borrower and USD Borrower is possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property and to transact the businesses in which it is now engaged.  Attached hereto as Schedule II is an organizational chart of Borrower.

(b)    Each Borrower’s exact legal name is correctly set forth in the first paragraph of this Agreement. Each Borrower is an organization of the type specified in the first paragraph of this Agreement. Each Borrower is incorporated, formed or organized under the laws of the state specified in the first paragraph of this Agreement. Each Borrower’s principal place of business and chief executive office, and the place where such Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of such Borrower) is either as set forth in the first paragraph of this Agreement or at the then corporate headquarters of the Guarantor; provided, if such corporate headquarters address shall change at any time during the term of the Loan, Borrower shall provide prompt written notice thereof to Administrative Agent. Reading Borrower’s federal tax identification number is [***].   Borrower is not subject to back-up withholding taxes.

3.1.2    Proceedings.    Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents.  This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.1.3    No Conflicts.    The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of the Property or any of Borrower’s other assets, or any license or other approval required to operate the Property, and to Borrower’s knowledge, any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

3.1.4    Litigation.  There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened (in writing) against or affecting Borrower or the Property, which actions, suits or proceedings, if determined against Borrower or the Property, would be reasonably likely to materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Property or which involve the validity or enforceability of the Security Instrument or the priority of the Lien thereof, at law or in equity, or before or by any Governmental Authority and, to Borrower’s knowledge, Borrower is not in default with respect to any order, ruling or decree of any court, arbitration body, or Governmental Authority, other than the [***].

3.1.5    Agreements.    Borrower is not a party to any agreement or instrument or subject to any restriction which would be reasonably likely to materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise.  Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound.  Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation, maintenance, development and leasing of the Property and (b) obligations under the Loan Documents.    [***].

3.1.6    Solvency.    Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.  Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).  No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against Borrower or any Restricted Party in the last seven (7) years, and neither Borrower nor any Restricted Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.  Neither Borrower nor any Restricted Party are contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any Restricted Party.

3.1.7    Full and Accurate Disclosure.    No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not materially misleading.  There is no fact presently known to Borrower which has not been disclosed to Lender which would be reasonably expected to have a material adverse effect on the Property or the business, operations or condition (financial or otherwise) of Borrower.

3.1.8    No Plan Assets.    Borrower is not a Plan and none of the assets of Borrower constitute or will constitute, by virtue of the application of 29 C.F.R. §2510.3-101(f) as modified by section 3(42) of ERISA, “Plan Assets” of one or more Plans.  In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.  With respect to any multiemployer plan to which Borrower or any entity that is under common control with Borrower within the meaning of ERISA Section 4001(a)(14) is or has been obligated to contribute, neither Borrower nor any such entity has incurred any material liability under ERISA Section 515 of ERISA or Title IV of ERISA which is or remains unsatisfied.

3.1.9    Compliance.    Except as set forth in the Property Condition Report,  Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, all Environmental Laws, building and zoning ordinances and codes.  There has not been committed by Borrower or, to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

3.1.10    Financial Information.    All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Administrative Agent in respect of Borrower and the Property (i) are, to Borrower’s knowledge, true, complete and correct in all material respects as of the date of such statement,  (ii) accurately represent the financial condition of Borrower and the Property, as applicable, as of the date of such reports and (iii) have been prepared in accordance with GAAP (or such other accounting basis acceptable to Administrative Agent) throughout the periods covered, except as disclosed therein.  Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements.  Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

3.1.11    Condemnation.    No Condemnation or other similar proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

3.1.12    Federal Reserve Regulations.    No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.  Borrower shall not, to its actual knowledge, use the proceeds of any Loan hereunder to purchase any asset or securities from any Lender “affiliate” as such term is defined in the Federal Reserve Board’s Regulation W.

3.1.13    Utilities and Public Access.    The Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended use.  Except as otherwise shown on the Survey, all public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over or under other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy.  All roads necessary for the use of the Property for its current purpose have been completed, are physically open and are dedicated to public use and have been accepted by all Governmental Authorities.

3.1.14    Not a Foreign Person.    Borrower is not a  “foreign person” within the meaning of §1445(f)(3) of the Code, and if requested by Administrative Agent, Borrower will so certify (or in the case of a disregarded entity, its owner will certify) to Administrative Agent or a person designated by Administrative Agent under penalties of perjury to the accuracy of this representation, and will provide in such certification such additional information as Administrative Agent may reasonably request related thereto.  To the extent Borrower otherwise has a withholding requirement under the Code, Administrative Agent (or its beneficial owners) agrees to provide a statement to Borrower (or such other U.S. person servicing this Loan from whom any Lender receives interest payments on this Loan) that meets the requirements of Section 871(h)(5) of the Code, identifying the beneficial owner(s) of the Note as not being a U.S. person and that person’s classification under the Foreign Account Tax Compliance Act to the extent applicable.  Any purported sale, transfer or assignment of the Note by any way other than as described in the Note shall be void and of no force or effect, and the Borrower shall be entitled to make payments hereunder to the last recorded Administrative Agent despite any such purported sale, transfer or assignment.

3.1.15    Separate Tax and Zoning Lot.    The Property constitutes a distinct parcel or parcels for purposes of zoning and of taxes, assessments and impositions (public or private) and are not otherwise considered as part of a larger single lot which includes property other than the Property for purposes of zoning or of taxes, assessments or impositions (public or private).

3.1.16    Assessments.    There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.17    Enforceability.    The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors’ Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3.1.18    No Prior Assignment.    There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

3.1.19    Insurance.    Borrower has obtained and has delivered to Administrative Agent certified copies of all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  Neither Borrower nor its Affiliates have done, nor, to Borrower’s knowledge, has any other Person done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.20    Use of Property.    The Property is to be used exclusively for retail and office purposes and other appurtenant and related uses.

3.1.21    Certificate of Occupancy; Licenses.    All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the leasing of the Property for  mixed-use office and retail purposes and for the making of necessary applications for the construction of tenant improvements (collectively, the “Licenses”), have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture.  Borrower shall keep and maintain all such Licenses.   The use being made of the Property is in conformity with the existing core and shell temporary certificate of occupancy issued for the Property.   It is understood by the Parties that in order to obtain a certificate of occupancy for the conduct of retail or office purposes, as applicable,  further certificates of occupancy will be required, but cannot be obtained until tenant improvements have been completed.

3.1.22    Flood Zone.    None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 5.1(a)(vii) is in full force and effect.

3.1.23    Physical Condition.    Except as set forth in the Property Condition Report, the Property, including, without limitation, all buildings, improvements, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.  The Property is free from damage caused by fire or other casualty.  All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Legal Requirements.  As a matter of clarification, Lenders understand that tenant improvements, including, without limitation. HVAC systems, fire protection systems, electrical systems, in-premises bathroom and kitchen facilities, have yet to be construction, and the only improvements that have been constructed are as shown in the Plans and Specifications.

3.1.24    Boundaries.    All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, except those which are set forth on the Survey and insured against by the Title Insurance Policy.

3.1.25    Leases.    The Property is not subject to any Leases.  No Person has any possessory interest in the Property or right to occupy the same except Borrower. Administrative Agent shall have all of the rights against Tenants set forth in Section 291-f of the Real Property Law of New York.

3.1.26    Survey.  The Survey for the Property delivered to Administrative Agent in connection with this Agreement does not fail to reflect any material matter affecting the Property or the title thereto.

3.1.27    Filing and Recording Taxes.    All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid.  All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid.

3.1.28    Management Agreement,  Leasing Agency Agreement and Asset Management Agreement.  The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.  The Leasing Agency Agreement is in full force and effect and there is no default thereunder by any party thereto, and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Asset Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

3.1.29    Illegal Activity.    No portion of the Property has been or will be purchased with proceeds of any illegal activity and to Borrower’s knowledge, there are no illegal activities or activities relating to any controlled substances at the Property.

3.1.30    Intentionally Omitted.

3.1.31    Investment Company Act.    Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.32    Organizational Chart.    The organizational chart attached as Schedule II, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

3.1.33    Intentionally Omitted.

3.1.34    Business Purposes.    The Loan is solely for the business purposes of Borrower, and is not for personal, family, household, or agricultural purposes.

3.1.35    Taxes.    Borrower has filed all federal, State, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it.  Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

3.1.36    Forfeiture.    Neither Borrower nor any other Person in occupancy of or involved with the operation or use of the Property has committed any act or omission affording the federal government or any State or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under the Note, this Agreement or the other Loan Documents.  Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

3.1.37    Intentionally Omitted.

3.1.38    No Other Debt.    Borrower has not borrowed or received debt financing (other than permitted pursuant to this Agreement, including, without limitation. Permitted Encumbrances and indebtedness pursuant to Section 4.2.14 hereof) that has not been heretofore repaid in full.

3.1.39    OFAC.    Borrower represents and warrants that neither Borrower, Guarantor nor any of their respective Affiliates is a Prohibited Person, and Borrower, Guarantor and their respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

3.1.40    Embargoed Person.    As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Permitted Transfers permitted pursuant to the Loan Documents (a) none of the funds or other assets of Borrower or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lenders is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

3.1.41    Title.  Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances.  The Security Instrument, when properly recorded in the appropriate records, together with any UCC financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on Borrower’s interest in the Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances.  As of the date hereof, other than the [***], there are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting the Property which are or may be Liens prior to, or equal or coordinate with, the Lien of the Security Instrument.  None of the Permitted Encumbrances, individually or in the aggregate, (a) materially interfere with the benefits of the security intended to be provided by the Security Instrument and this Agreement, (b) materially and adversely affect the value of the Property, (c) impair the use or operations of the Property, or (d) impair Borrower’s ability to pay its obligations in a timely manner.

3.1.42    Consents.  No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

3.1.43    Purchase Options.  Neither the Property nor any part thereof are subject to any purchase options or other similar rights in favor of third parties.

3.1.44    Felony Criminal Offense.  Borrower represents that neither Borrower, Guarantor, nor, to Borrower’s knowledge, any director or officer of Borrower or of Guarantor or member, shareholder, director or  officer of Borrower has ever been convicted of a felony criminal offense.

3.1.45    Sanctions. None of Borrower, any subsidiary of Borrower, or, to Borrower’s knowledge, any director, officer, employee, agent or Affiliate of any of the foregoing, (a) is a Sanctioned Entity; (b) is controlled by or is acting on behalf of a Sanctioned Entity; (c) to Borrower’s knowledge is under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions; or (d) will fund any repayment of the Loan with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause Administrative Agent or any other party to this Agreement to be in breach of any Sanctions

3.1.46    [***].

Section 3.2    Survival of Representations.

Borrower agrees that all of the representations and warranties of Borrower set forth in Section 3.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lenders under this Agreement or any of the other Loan Documents by Borrower.  All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Administrative Agent and Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent, Lenders or on their behalf.

Article IV.  BORROWER COVENANTS

Section 4.1    Affirmative Covenants.

From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Administrative Agent and Lenders that:

4.1.1    Existence; Compliance with Legal Requirements.

(a)    Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, in all material respects, with all Legal Requirements applicable to it and the Property.  There shall never be committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any State or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.  Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.  Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instrument.

(b)    Borrower agrees that the Property shall at all times comply in all material respects with the requirements of the Access Laws, to the extent such Access Laws are applicable to the Property.  Notwithstanding any provisions set forth herein or in any other documents regarding Administrative Agent’s approval or alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower’s responsibilities for compliance with the applicable Access Laws without the prior written approval of Administrative Agent, not to be unreasonably withheld, conditioned or delayed. The foregoing shall apply to tenant improvements constructed by Borrower or any Tenants (it being agreed that if Administrative Agent approves (or is deemed to have approved) the construction of tenant improvements pursuant to a Lease, Administrative Agent shall be deemed to have also consented to such alterations pursuant to this Section 4.1.1(a)).  Administrative Agent may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Administrative Agent.  Borrower agrees to give prompt notice to Administrative Agent of the receipt by Borrower of any written complaints related to violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

(c)    After prior written notice to Administrative Agent, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement (including, without limitation, Access Laws), the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding is conducted in accordance with all applicable Legal Requirements; (iii) none of the Property nor any part thereof will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vi) Borrower shall furnish such security as may be reasonably required in the proceeding, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith.  Administrative Agent may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the good faith judgment of Administrative Agent, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof) is in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien and otherwise shall return the balance of such security to Borrower upon the resolution of the applicable contest.

4.1.2    Taxes and Other Charges.    Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof before the same become delinquent.  Unless Administrative Agent is paying the same directly pursuant to Section 6.2 hereof,  Borrower shall furnish to Administrative Agent receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent.  Except for Permitted Encumbrances, Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay or cause to be paid for all utility services provided to the Property.  After prior written notice to Administrative Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iii) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (iv) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (v) if such contest occurs or continues after the date such Taxes or Other Charges were due and payable and the same were not paid under protest, Borrower shall deliver written notice thereof to Administrative Agent and shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Administrative Agent (not to exceed one hundred ten percent (110%) of the contested amount), to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.  Administrative Agent, on behalf of the Lenders, may apply such security or part thereof held by Administrative Agent at any time when, in the judgment of Administrative Agent, the validity or applicability of such Taxes or Other Charges are established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien, and shall otherwise return the balance of such security to Borrower upon the resolution of the applicable contest.  As a matter of clarification, Administrative Agent shall not require additional security to the extent that an adequate reserve has already been funded for such Taxes or Other Charges. Nothing in this Section 4.1.2 or otherwise set forth in this Agreement shall be deemed to relieve Borrower from its obligation to timely pay Taxes.

4.1.3    Litigation.    Borrower shall give prompt written notice to Administrative Agent of any litigation [***] or governmental proceedings pending or threatened (in writing) against Borrower which, if adversely determined against Borrower, would be reasonably expected to materially adversely affect Borrower’s condition (financial or otherwise) or business or the Property.

4.1.4    Access to the Property.    Borrower shall permit agents, representatives and employees of Administrative Agent to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject at all times to the rights of Tenants.

4.1.5    Notice of Default.    Borrower shall promptly advise Administrative Agent of any Event of Default of which Borrower has knowledge.

4.1.6    Cooperate in Legal Proceedings.    Borrower shall cooperate fully with Administrative Agent and Lenders with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lenders hereunder or any rights obtained by Lenders under any of the other Loan Documents and, in connection therewith, permit Administrative Agent and Lenders, at Administrative Agent’s or Lenders’ sole election, to participate in any such proceedings.

4.1.7    Award and Insurance Benefits.    Borrower shall cooperate with Administrative Agent and Lenders in obtaining for Lenders the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Administrative Agent and Lenders shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Administrative Agent and Lenders in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Award or Insurance Proceeds.

4.1.8    Mortgage and Intangible Taxes.    Borrower shall pay all state, county and municipal recording, mortgage, and intangible, and all other taxes imposed upon the execution and recordation of the Security Instrument and/or upon the execution and delivery of the Note.

4.1.9    Financial Reporting.    Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with sound accounting principles consistently applied, reflecting the financial affairs of Borrower. Administrative Agent shall have the right from time to time during normal business hours upon reasonable prior written notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Administrative Agent shall reasonably desire.  After the occurrence of an Event of Default, Borrower shall pay any out-of-pocket costs and expenses incurred by Administrative Agent to examine Borrower’s accounting records with respect to the Property, as Administrative Agent shall determine to be necessary or appropriate in the protection of Lenders’ interest.

(a)    Borrower shall furnish Administrative Agent (A) annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of Borrower’s (i) annual unaudited financial statements covering the Property for such Fiscal Year and (ii) State and Federal income tax returns  (to the extent Borrower is required to file), and (B) within forty-five (45) days following the end of each Fiscal Quarter, a complete copy of Borrower’s  unaudited quarterly financial statements.  Annual financial statements shall include statements of income and expense and cash flow for Borrower and the Property and a balance sheet for Borrower.  All annual and quarterly financial statements shall be accompanied by an Officer’s Certificate stating that, to the signer’s knowledge, such annual or quarterly financial statement presents fairly the financial condition and the results of operations of Borrower. Together with such annual and quarterly financial statements, Borrower shall furnish to Administrative Agent an Officer’s Certificate certifying as of the date thereof whether to Borrower’s knowledge there exists any material monetary Default, material non-monetary Default or Event of Default and if any such material monetary Default, material non-monetary Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. In addition to the foregoing, Borrower shall provide prompt notice to Administrative Agent of any material adverse changes in the financial or physical condition of the Property, as reasonably determined by Borrower.

(b)    Borrower shall furnish to Administrative Agent, within thirty (30) days prior to the end of each Fiscal Year, a detailed annual budget, reasonably acceptable to Administrative Agent in all respects, accompanied by an Officer’s Certificate, certifying that such report is true, correct, accurate, and complete (it is hereby agreed that such annual budget shall be deemed to have been acceptable to Administrative Agent if the Deemed Approval Requirements have been satisfied).

(c)    Borrower shall furnish to Administrative Agent, within ten (10)  days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Administrative Agent.

(d)    Borrower agrees that Administrative Agent may forward to each purchaser, transferee, assignee, Servicer, participant or investor in all or any portion of the Loan, all documents and information which Administrative Agent now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor and the Property, whether furnished by Borrower, any Guarantor or otherwise, as Administrative Agent determines necessary or desirable.  Borrower irrevocably waives any and all rights it may have under any applicable Legal Requirements to prohibit such disclosure, including, but not limited, to any right of privacy.

4.1.10    Business and Operations.    Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property.  Borrower will remain in good standing under the laws of each jurisdiction the extent required for the ownership, maintenance, management and operation of the Property.

4.1.11    Costs of Enforcement.    In the event (a) that the Security Instrument encumbering the Property is foreclosed in whole or in part or that the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Security Instrument encumbering the Property which proceeding Lenders are made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Administrative Agent, Lenders or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

4.1.12    Estoppel Statement.    (a)    After written request by Administrative Agent, Borrower shall within ten (10) Business Days furnish Administrative Agent with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, and (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.  Borrower shall not be required to deliver the above required estoppel more often than once in any calendar year unless an Event of Default is continuing.

(b)    Borrower shall, upon written request (but in no event more often than once in any calendar year (or more frequently at Administrative Agent’s expense), unless an Event of Default is continuing), obtain and deliver to Administrative Agent,  Tenant estoppel certificates from each commercial Tenant under any Lease certifying to such facts regarding the Lease as Administrative Agent may reasonably request.

4.1.13    Loan Proceeds.    Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

4.1.14    Intentionally Omitted.

4.1.15    Leasing Matters.    (a)    Subject to Section 4.1.15(c), all Leases and proposed Leases (including the renewal or extension of an existing Lease (a “Renewal Lease”)) shall be subject to the prior written approval of Administrative Agent, not to be unreasonably withheld, conditioned or delayed and subject to the Deemed Approval Requirements.  Upon written request, Borrower shall furnish Administrative Agent with executed copies of all Leases then in effect.  In addition, subject to Section 4.1.15(c), no modifications and/or terminations of any Leases may be made without the prior written consent of Administrative Agent.

(b)    Borrower (i) shall observe and perform all the material obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Administrative Agent of all notices of default or other material matters which Borrower shall send or receive with respect to the Leases; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed in Borrower’s commercially reasonable discretion; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment (other than the Assignment of Leases and the Security Instrument) of the lessor’s interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Administrative Agent.

(c)    Except during the existence of an Event of Default, during which time all Leases, renewals, amendments or modifications thereto shall require Administrative Agent’s prior written consent (which, for the avoidance of doubt, Administrative Agent may withhold in its sole discretion), any Lease (including, for the avoidance of doubt, any Renewal Lease) and any amendments or modification of a Lease that meets the following requirements (the “General Leasing Requirements”) may be entered into by Borrower without Administrative Agent’s prior consent: [***]. All other Leases and all renewals, expansions and contractions (other than renewals, expansions and contractions, the terms of which are set forth in the original Lease and are contractually binding upon Borrower), amendments and modifications thereof executed after the date hereof which do not satisfy the foregoing criteria shall be subject to Administrative Agent’s prior written approval (which approval shall be deemed approved if the Deemed Approval Requirements are met);  [***].

(d)    To facilitate Borrower’s leasing process, with respect to approvals of Leases which require Administrative Agent’s consent hereunder, borrower may present prospective leasing transactions to Administrative Agent for its approval prior to the negotiation of a final Lease.  Such presentation shall include (i) a summary term sheet of all material terms of the proposed Lease (including, without limitation, identity of the prospective tenant, square footage, term, rent, rent credits, abatements, work allowances and tenant improvements to be constructed by Borrower) and (ii) a draft of the Lease, either as supplemented by any additional information concerning such Lease or the Tenant thereunder as may be reasonably requested by Administrative Agent (collectively, the “Lease Term Sheet”).  The Lease Term Sheet shall be subject to Administrative Agent’s approval, such approval not be unreasonably withheld, conditions or delayed, and subject to the Deemed Approval Requirements.  If Administrative Agent approves, or is deemed to have approved the Lease Term Sheet, then Administrative Agent’s prior approval shall not be required for the final Lease, except to the extent such final Lease (i) deviates in any respect from the economic terms (it being agreed that so long as the base rent and other economic terms are within the parameters of the General Leasing Requirements, including, without limitation, the Approved Leasing Pro-Forma, such deviation shall not be deemed material) or in any other material respect set forth in the Lease Term Sheet, or (ii) is not fully executed within one hundred and eighty (180) days after the Lease Term Sheet is received by Administrative Agent; provided, however, that Borrower shall, in any case, deliver to Administrative Agent copies of the following promptly upon the full execution of such Lease: (1) the fully-executed Lease entered into by Borrower in accordance with this Section 4.1.15, and (2) an Officer’s Certificate certifying that (A) the terms and conditions of this Section 4.1.15 have been satisfied with respect to such Lease and (B) such Lease does not deviate in any respect from the economic terms or in any other material respect set forth in the Lease Term Sheet.

(e)    Except as expressly permitted pursuant to this Section 4.1.15, Borrower shall not, without the prior written consent of Administrative Agent, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease or any instrument guaranteeing or providing credit support for any Lease.

(f)    Administrative Agent shall execute and deliver a Subordination, Non-Disturbance and Attornment Agreement on Administrative Agent’s then current standard form (or such other form reasonably acceptable to Administrative Agent, if required to be delivered to Tenants under any Leases pursuant to the terms of the applicable Lease) to Tenants under Leases (x) satisfying the General Leasing Requirements and otherwise in accordance with this Agreement and (y) Leases approved (or deemed approved) by Administrative Agent and otherwise in accordance with this Agreement, promptly upon request, in each case, with such commercially reasonable changes as may be requested by Tenants which are acceptable to Administrative Agent.  Borrower shall, at Administrative Agent’s request, cooperate and assist with any reasonable efforts by Administrative Agent to cause any Tenant to execute and deliver a Subordination, Non-Disturbance and Attornment Agreement on Administrative Agent’s then current standard form (as the same may be modified by changes consented to by the parties thereto).

4.1.16    Property Management Agreements and Leasing Agency Agreement.    (a)    The Improvements on the Property are operated under the terms and conditions of the Property Management Agreements.  Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Property Management Agreements, on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Property Management Agreements and (ii) promptly notify Administrative Agent of the giving of any notice by the Manager or the Asset Manager, as the case may be, to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the applicable Property Management Agreement on the part of Borrower to be performed and observed and deliver to Administrative Agent a true copy of each such notice.  Borrower shall not surrender either Property Management Agreement, consent to the assignment by the Manager or the Asset Manager of its interest under the applicable Property Management Agreement, or terminate or cancel either Property Management Agreement, or modify, change, supplement, alter or amend either Property Management Agreement, in any respect, either orally or in writing.  Borrower hereby assigns to Administrative Agent for the Lenders as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Property Management Agreements, or to terminate, cancel, modify, change, supplement, alter or amend the Property Management Agreements, in any respect, and any such surrender of either Property Management Agreement, or termination, cancellation, modification, change, supplement, alteration or amendment of either Property Management Agreement, without the prior consent of Administrative Agent shall be void and of no force and effect.  If Borrower shall default in the performance or observance of any material term, covenant or condition of either Property Management Agreement on the part of Borrower to be performed or observed (beyond all applicable notice and cure periods), then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, either Administrative Agent or Lenders shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the applicable Property Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under such Property Management Agreement shall be kept unimpaired and free from default.  Administrative Agent and any Person designated by Administrative Agent shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action.  If the Manager or Asset Manager, as the case may be, shall deliver to Administrative Agent a copy of any notice sent to Borrower of default under either Property Management Agreement, such notice shall constitute full protection to Administrative Agent and Lenders for any action taken or omitted to be taken by Administrative Agent or Lenders in good faith, in reliance thereon.  Borrower shall not, and shall not permit the Manager or the Asset Manager to sub-contract any or all of its management responsibilities under the Property Management Agreements to a third-party without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.  Borrower shall, from time to time, obtain from the Manager and the Asset Manager, such certificates of estoppel with respect to compliance by Borrower with the terms of the Property Management Agreements as may be requested by Administrative Agent to the extent that Borrower is entitled to request such estoppel statements under the Property Management Agreements.

(b)    Without limitation of the foregoing,  Administrative Agent shall have the right to require Reading Borrower to replace the Manager (if any) with a Person (the “Replacement Manager”) which is not an Affiliate of, but is chosen by, Reading Borrower and approved by Administrative Agent upon the occurrence of any one or more of the following events: (i) if an Event of Default occurs and is continuing hereunder, (ii) if Manager shall become insolvent, (iii) if Borrower shall fail to renew the existing Management Agreement in accordance with its terms and shall not have elected to self-manage or retain a new property manager, subject to Administrative Agent’s consent, not to be unreasonably withheld, delayed or conditioned or (iv) if Manager shall be in default under the Management Agreement beyond any applicable notice and cure period or if at any time the Manager has engaged in gross negligence, fraud or willful misconduct Reading Borrower shall provide to Administrative Agent any request for action relating to a Manager, including for any change in the Management Agreement, any termination of the existing Manager or approval of a Replacement Manager, within three (3) Business Days of Borrower’s receipt thereof.

(c)    Other than the Leasing Agency Agreement, Borrower shall not enter into any agreement with respect to the leasing of the Property without the express consent of Administrative Agent not to be unreasonably withheld, conditioned or delayed and shall be deemed given Deemed Approval Requirements are satisfied.  Upon the occurrence of any of the following, Borrower shall upon written request from Administrative Agent, terminate the Leasing Agency Agreement:  (A) if an Event of Default shall occurs and is continuing hereunder, (B) subject to any applicable notice and cure periods, if Leasing Agent breaches any of its obligations under the Leasing Agency Agreement, (C) upon the gross negligence, malfeasance or willful misconduct of Leasing Agent or (D) if Leasing Agent shall become bankrupt or insolvent.  In no event shall any brokerage fee or commission relating to the leasing of the Property be paid to any Restricted Party or any Affiliate of any Restricted Party.  Reading Borrower shall (i) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Leasing Agency Agreement on the part of Borrower to be performed and observed, (ii) promptly notify Administrative Agent of any notice to Reading Borrower of any default (beyond any applicable notice and cure periods) by Reading Borrower in the performance or observance of any of the terms, covenants or conditions of the Leasing Agency Agreement on the part of Reading Borrower to be performed and observed and (iii) promptly notify Administrative Agent of any default (beyond any applicable notice and cure periods) by the Leasing Agent in the performance or observance of any of the terms, covenants or conditions of the Leasing Agency Agreement on the part of the Leasing Agent to be performed and observed.  Reading Borrower shall not surrender, terminate, cancel, modify, renew or extend the Leasing Agency Agreement except in accordance with its terms, if applicable, or enter into any other agreement relating to the leasing of the Property, or consent to the assignment by the Leasing Agent of its interest under the Leasing Agency Agreement, in each case without the express consent of Administrative Agent and provided Reading Borrower and assignee shall execute a Subordination of Leasing Agreement in form acceptable to Administrative Agent.

4.1.17    Intentionally Omitted.

4.1.18    Alterations.    Borrower may, without Administrative Agent’s consent, perform alterations to any Improvements which do not constitute a Material Alteration and, for the avoidance of doubt, contracts and agreements relating to such alterations shall not be require Administrative Agent’s consent.  Borrower shall not perform any Material Alteration without Administrative Agent’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

4.1.19    OFAC.    At all times throughout the term of the Loan, Borrower, Guarantor and their respective Affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

4.1.20    Mortgage of Adjacent Lots.  In the event Borrower acquires or comes to own any one or more of the lots adjacent to the Property, Borrower shall promptly grant to Administrative Agent a first priority mortgage lien thereon, whether by delivery of (a) a new mortgage in form and substance substantially similar to the Security Instrument or (b) a spreader agreement pursuant to which the Security Instrument shall be spread to encumber such additional adjacent lots.

4.1.21    Title to the Property.  Borrower will warrant and defend the validity and priority of the Liens of the Security Instrument and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to the Permitted Encumbrances. In addition, Borrower shall reimburse Administrative Agent for the actual out-of-pocket costs of ordering quarterly title search updates for the Property. For the avoidance of doubt, Borrower shall not be obligated to order the quarterly title search updates.

4.1.22    Compliance with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.

(a)    None of Borrower, any subsidiary of Borrower or, to Borrower’s knowledge, any director, officer, employee, agent or Affiliate of any of the foregoing, in each case directly or indirectly, shall use the proceeds of the Loan, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Entity or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause Administrative Agent to be in breach of any Sanctions.

(b)    Borrower shall not use the Loan in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(c)    Borrower shall comply with all applicable Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects.

4.1.23    Single Purpose Entity.  Each Borrower covenants and agrees that its Organizational Documents shall provide that it shall not, until such time as the Debt shall be paid in full, without the prior written consent of Administrative Agent:

(a)    fail to establish and maintain an office through which its business shall be conducted separate and apart from that of any of its Affiliates;

(b)    fail to allocate fairly and reasonably any overhead for shared office space;

(c)    intentionally omitted;

(d)    commingle funds or assets with those of any Affiliate or any other Person;

(e)    fail to conduct its business and hold its assets in its own name;

(f)    fail to maintain financial statements, records, books, accounts, accounting statements and prepare tax returns separate from any Affiliate or any other Person (provided that the foregoing shall not require Borrowers direct or indirect partners, members or shareholders to make any additional capital contributions and provided that Borrower’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an Affiliate of Borrower and provided that Borrower may file tax returns as a part of a consolidated group with any Affiliate of Borrower);

(g)    fail to pay any liabilities out of its own funds, including salaries of any employees, rather than out of the funds of any Affiliate, or maintain a sufficient number of employees in light of its contemplated business operations (provided that the foregoing shall not require Borrowers direct or indirect partners, members or shareholders to make any additional capital contributions but that to the extent any equity contributions to Borrower are actually made by any Affiliate, such equity contributions will be deemed to be Borrower’s “own”  funds, so long as such liabilities are paid out of a Borrower (as opposed to such Affiliate’s) bank account);

(h)    fail to maintain adequate capital in light of its contemplated business operations (provided that the foregoing shall not require Borrowers direct or indirect partners, members or shareholders to make any additional capital contributions but that to the extent that capital commitments are made by any Affiliate, such capital commitments may be taken into account by Borrower for purposes of this provision);

(i)    fail to maintain an arm’s length relationship with any Affiliate;

(j)    assume or guarantee or become obligated for the debts of any other entity, including any Affiliate  (it being acknowledged that the Organizational Documents of Reading Borrower and USD Borrower allow them to be jointly and several liable hereunder and under the Loan Documents), or hold out its credit as being available to satisfy the obligations of others other than pursuant to the Loan Documents;

(k)    have any of its obligations guaranteed by any partners, members or shareholders or Affiliates, except the Guarantor;

(l)    pledge its assets for the benefit of any other Person or entity (other than Lenders) or make an advance or loan to any Person or entity, including any Affiliate;

(m)    acquire obligations or securities of its partners, members or shareholders or any Affiliate;

(n)    intentionally omitted;

(o)    fail to hold itself out as an entity separate and distinct from any Affiliate and not as a division, department or part of any other Person or entity;

(p)    identify its members or any Affiliates as a division or part of it;

(q)    fail to use commercially reasonable efforts to correct any known misunderstanding regarding its separate identity;

(r)    fail to maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other entity;

(s)    intentionally omitted;

(t)    acquire or own any material assets other than the Collateral and other Equipment and personal property incidental to the ownership of the Collateral;

(u)    fail to maintain its books, records, resolutions and agreements as official records;

(v)    fail to hold regular meetings, as appropriate, to conduct its business and observe all organizational formalities (including, without limitation, failing to preserve its existence as an entity duly organized, validly existing and in good standing under the applicable law of state of its formation) and record keeping;

(w)    convert Borrower into a partnership, limited partnership, corporation or other form of entity; or

(x)    if a Delaware limited liability company, merge into or consolidate with any other person or entity, divide into multiple entities or series pursuant to Section 18-217 of the Delaware Limited Liability Company Act or otherwise or, to the fullest extent permitted by law, dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure.

Administrative Agent and Lender acknowledge and agree that in order for Borrower to comply with the foregoing requirement of this Section 4.1.23 with respect to its Organizational Documents (i) the Organizational Documents of Borrower must contain a waiver by Borrower of any and all claims which Borrower may have against any employee, officer or director of Borrower or Guarantor with respect to any of the foregoing individuals’ failure to cause Borrower to comply with the foregoing requirements as more fully set forth in Section 20 thereof; and (ii) to account for the fact that Borrower has no employees, Borrower has entered into an arms’ length asset management agreement, dated as of May 7, 2021,  with Reading International, Inc.  (in such capacity, “Asset Manager”), an Affiliate of Borrower, to perform certain management responsibilities with respect to Borrower’s operation and maintenance of the Property (the “Asset Management Agreement”).  The Asset Management Agreement provides, among other things, the payment of any and all fees due from Borrower thereunder are fully subject and subordinate in all respects to the Loan and the Building Loan.

4.1.24    Building Work. [***]

4.1.25    Payment for Labor and Materials. [***]

4.1.1    Further Deliverable. On or prior to May 21, 2021, Borrower shall deliver to Administrative Agent the fully executed Subordination of Leasing Agreement with respect to the Leasing Agency Agreement; provided, however, so long as Borrower is exercising commercially reasonable efforts to obtain the fully executed Subordination of Leasing Agreement, failure to deliver the same shall not constitute a Default hereunder.

Section 4.2    Negative Covenants.

From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Administrative Agent and Lenders that it will not do, directly or indirectly, any of the following:

4.2.1    Liens.  Subject to its rights under Section 4.1.25, Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for Permitted Encumbrances.  Borrower shall not, or permit any other Person to, take any action that would impair the Lien created under this Agreement, the Security Instrument or any other Loan Document.

4.2.2    Dissolution.    Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity or divide into multiple entities or series pursuant to Section 18-217 of the Delaware Limited Liability Company Act or otherwise, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the Property or assets of Borrower except to the extent expressly permitted by the Loan Documents, (c) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its Organizational Documents or its qualification and good standing in any jurisdiction, in each case, without obtaining the prior written consent of Administrative Agent.

4.2.3    Change In Business.    Borrower shall not enter into any line of business other than the ownership, acquisition, development, operation, leasing and management of the Property (including providing services in connection therewith), or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

4.2.4    Debt Cancellation.    Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

4.2.5    Zoning.    Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable Legal Requirements, without the prior written consent of Administrative Agent; provided, however, that Administrative Agent’s consent shall not be required to seek any amendment to, change in or modification of  any of the use restrictions applicable under the Use Variance to the use of the Property, so long as the Property continues to be used exclusively for retail and/or office uses.  If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower shall not cause or permit the nonconforming use to be discontinued or the nonconforming improvement to be abandoned without the express written consent of Administrative Agent.  Borrower shall not establish any condominium or cooperative regime with respect to the Property without the prior written consent of Administrative Agent, nor shall Borrower, except as hereinabove provided, initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions, limiting or defining the uses which may be made of the Property or any portion thereof.

4.2.6    No Joint Assessment.    Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

4.2.7    Name, Identity, Structure, or Principal Place of Business.    Borrower shall not change its name, identity (including its trade name or names), or  principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Administrative Agent thirty (30) days prior written notice.  Borrower shall not change its corporate, partnership or other structure, or the place of its organization as set forth in Section 3.1.1, without, in each case, the consent of Administrative Agent not to be unreasonably withheld, conditioned or delayed.  Upon Administrative Agent’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lenders’ security interest in the Property as a result of such change of principal place of business or place of organization.  The organizational identification numbers of Borrower issued by the New York Department of State are as follows: (i) Reading Borrower: [***], and (ii) USD Borrower: [***].

4.2.8    ERISA.    During the term of the Loan or of any obligation or right hereunder, Borrower shall not be a Plan and none of the assets of Borrower shall constitute Plan Assets.

(a)    Borrower further covenants and agrees to deliver to Administrative Agent such certifications or other evidence from time to time throughout the term of the Loan, as requested by Administrative Agent in its sole discretion and represents and covenants that (A) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(i)    Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3 101(b)(2);

(ii)    Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3 101(f)(2); or

(iii)    Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3 101(c) or (e).

4.2.9    Affiliate Transactions.    Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Administrative Agent in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

4.2.10    Transfers.    (a)    Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a “Prohibited Transfer”).

(b)    A  Prohibited Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a Delaware limited liability company, any merger or consolidation or division into multiple entities or series pursuant to Section 18-217 of the Delaware Limited Liability Company Act with an allocation of collateral to any such entity or series, or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests;.

(c)    Notwithstanding the restrictions contained in this Section 4.2.10, a Prohibited Transfer shall not include (i) Approved Leases, (ii) any Permitted Encumbrances, (iii) any Permitted Equipment Leases and (iv) any Permitted Equity Transfer (defined below) (collectively, a “Permitted Transfer”).

(d)    Notwithstanding the restrictions contained in this Section 4.2.10, provided that (A) no Event of Default exists (except with respect to the equity transfers set forth in subsections (i), (ii), (iii), (iv) or (v)  below (not including transfers of direct interests in Borrower), which may be Permitted Equity Transfers notwithstanding the existence of an Event of Default), and (B) (x) such transaction does not result in a change in Control of Borrower, including, without limitation, day-to-day management,  and (y) immediately following such transaction the voting control of Guarantor remains in Ellen Cotter and/or Margaret Cotter, then the following direct or indirect equity transfers of interests in a Restricted Party shall be permitted without Lenders’ consent (each, a “Permitted Equity Transfer”):

(i)    a  transfer (but not a pledge) that occurs by inheritance, devise, bequest or by operation of law upon the death of a natural person who is the owner of a direct or indirect ownership interest in Borrower including, without limitation, any distribution from any living trust created by any such natural person, and in the case of any existing living trust, a distribution in accordance with the terms of such living trust;

(ii)    a transfer (but not a pledge) to a trust, partnership, limited liability company, or other entity for family estate planning purposes;

(iii)    a transfer (but not a pledge) or issuance of any securities or any direct or indirect interests in any direct or indirect owner of Borrower, in either case, whose securities are publicly traded on a national exchange;

(iv)    the merger, consolidation or other business combination of Guarantor with or into any other Person;

(v)    any transaction involving the equity securities of Guarantor or any one or more holders of the equity securities of Guarantor;

(vi)    any acquisition by, merger with or consolidation with or into, or sale of assets to or of Guarantor (any such transaction, the “Merger”), so long as the surviving entity in the Merger satisfies the Guarantor Financial Covenants (as defined in the Guaranty); or

(vii)    a transfer (but not a pledge) of limited partnership interests, limited liability company interests, shares of stock or other non-management beneficial ownership interests in Borrower not otherwise covered by (i)-(iv) above, so long as such transfer does not result in (taking into consideration any previous transfers) a change in excess of twenty-five percent (25%) of the ultimate beneficial ownership interest in either Borrower.

(d)    Administrative Agent shall not be required to demonstrate any actual impairment of Lenders security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a transfer in violation of this Section 4.2.10.  This provision shall apply to every transfer in violation of this Section 4.2.10 regardless of whether voluntary or not, or whether or not Administrative Agent has consented to any previous transfer.  Notwithstanding anything to the contrary contained in this Section 4.2.10, (a) no transfer (whether or not such transfer shall constitute a Permitted Transfer) shall be made to any Prohibited Person, and (b) in the event of any transfer (whether or not such transfer shall constitute a Permitted Transfer), results in any Person and its Affiliates owning in excess of ten percent (10%) of the ownership interest in a Restricted Party, Borrower shall provide to Administrative Agent, not less than thirty (30) days prior to such transfer, the name and identity of each proposed transferee, together with the names of its controlling principals, the social security number or employee identification number of such transferee and controlling principals, and such transferee’s and controlling principal’s home address or principal place of business, and home or business telephone number.

4.2.11    Waste.  Borrower shall not commit or suffer any material physical waste of the Property or make any change in the use of the Property that could be reasonably anticipated to invalidate or give cause for cancellation of any Policy, or do or permit to be done on the Property anything that may materially in any way impair the value of the Property or the security for the Loan.  Borrower shall not, without the prior written consent of Administrative Agent permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof, except as may be required by law or in accordance with the orders of any Governmental Authorities having jurisdiction thereof.

4.2.12    Reciprocal Easement Agreement.  Borrower shall not enter into any reciprocal easement agreement after the date hereof without Administrative Agent’s prior written consent.

4.2.13    Limitation on Securities Issuances.  Except for Permitted Equity Transfers, neither Borrower nor Guarantor shall issue any membership interests or other securities, other than those that have been issued as of the Closing Date without the prior written consent of Administrative Agent.

4.2.14    Subordinate Financing.  Borrower shall not incur any Indebtedness, secured or unsecured, direct or contingent (including directly or indirectly guaranteeing any obligation), or other material obligation, other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than ninety (90) days past the date incurred, unless being contested in accordance with Section 4.2.1 hereof, and paid on or prior to such date, (C) Permitted Equipment Leases, (D) tenant improvement allowances and leasing commissions, (E) amounts incurred by Borrower in connection with any alterations of the Property in accordance with Section 4.1.18 hereof, and (F) if Borrower validly exercises the Building Loan Option, from and after the Building Loan Closing Date, the Building Loan Debt; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time two percent (2%) of the outstanding principal amount of the Debt.  No Indebtedness other than the Debt and the Building Loan Debt may be secured (subordinate or pari passu) by the Property.

Article V.  INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

Section 5.1    Insurance.

(a)    Borrower shall obtain and maintain, or cause to be maintained, Policies for Borrower and the Property providing at least the following coverages:

(i)    comprehensive all risk insurance on the Improvements and the Equipment, in each case, (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, (B) containing an agreed amount endorsement with respect to the Improvements and Equipment waiving all co-insurance provisions; (C) providing for no deductible in excess of $100,000.00 except deductibles for earthquake, flood and windstorm may be higher; and (D) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses.  The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Administrative Agent by an appraiser or contractor designated and paid by Borrower and approved by Administrative Agent, or by an engineer or appraiser in the regular employ of the insurer.  After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade.  No omission on the part of Administrative Agent to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

(ii)    commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000.00 and a per occurrence limit of not less than $1,000,000.00; (B) to continue at not less than the aforesaid limit until required to be changed by Administrative Agent in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all written contracts; and (5) contractual liability covering the indemnities contained in Section 28 of the Security Instrument to the extent the same is available;

(iii)    business interruption/loss of rents insurance (A) with loss payable to Administrative Agent; (B) covering all risks required to be covered by the insurance provided for in Section 5.1(a)(i); (C) in an amount equal to 100% of the projected gross income from the Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on the greatest of: (x) Borrower’s reasonable estimate of the gross income from the Property and (y) the highest gross income received during the term of the Note for any full calendar year prior to the date the amount of such insurance is being determined, in each case for the succeeding twenty-four (24) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Equipment has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; All insurance proceeds payable to Administrative Agent pursuant to this Section 5.1(a)(iii) shall be held by Administrative Agent and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note and this Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note and this Agreement except to the extent such amounts are actually paid out of the proceeds of such business interruption/loss of rents insurance.

(iv)    at all times during which structural construction, repairs or alterations (including, without limitation, tenant improvement work, whether such work is performed by or on behalf of Borrower or the applicable Tenant) are being made with respect to the Improvements (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance provided for in Section 5.1(c)(ii); and (B) the insurance provided for in Section 5.1(a)(i) shall be written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 5.1(a)(i), (3) shall include permission to occupy the Property, and (4) shall contain an agreed amount endorsement waiving co-insurance provisions;

(v)    workers’ compensation, subject to the statutory limits of the State in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi)    comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Administrative Agent on terms consistent with the commercial property insurance policy required under Section 5.1(a)(i);

(vii)    if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law

(the “Flood Insurance Acts”), flood hazard insurance of the following types and in the following amounts (A) coverage under Policies issued pursuant to the Flood Insurance Acts (the “Flood Insurance Policies”) in an amount equal to the maximum limit of coverage available for the Property under the Flood Insurance Acts, subject only to customary deductibles under such Policies and (B) coverage under supplemental private Policies in an amount, which when added to the coverage provided under the Flood Act Policies, is not less than the Loan amount;

(viii)    umbrella liability insurance in an amount not less than $10,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under Section 5.1(a)(ii) hereof;

(ix)     motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and 00/100 Dollars ($1,000,000.00); and

(x)    such other insurance and in such amounts as Administrative Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b)    All insurance provided for in Section 5.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Administrative Agent, issued by financially sound and responsible insurance companies authorized to do business in the State in which the Property is located and approved by Administrative Agent.  The insurance companies must have a claims paying ability/financial strength rating of “A” or better by at least two rating agencies (one of which shall be S&P, for which an A- rating is acceptable) and/or a general policy rating of “A” or better and a financial class of X or better by A.M. Best Company, Inc., provided however that insurers with A-  ratings will be permitted if their trend rating as indicated by A.M. Best is stable or trending positive and if their potential liability for loss does not exceed 5% of their policy-holder surplus (each such insurer shall be referred to below as a “Qualified Insurer”).  Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Administrative Agent pursuant to Section 5.1(a), Borrower shall deliver certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Administrative Agent of payment of the premiums due thereunder (the “Insurance Premiums”).

(c)    Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Administrative Agent and Administrative Agent’s interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 5.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower.  In the event Borrower obtains separate insurance or an umbrella or a blanket policy, Borrower shall notify Administrative Agent of the same and shall cause certified copies of each Policy to be delivered as required in Section 5.1(a).  Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1(a).  Notwithstanding Administrative Agent’s approval of any umbrella or blanket liability or casualty Policy hereunder, Administrative Agent reserves the right, in its sole discretion, to require Borrower to obtain a separate Policy in compliance with this Section 5.1.

(d)    All Policies provided for or contemplated by Section 5.1(a) hereof, except for the Policy referenced in Section 5.1(a)(v), shall name Administrative Agent and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Administrative Agent providing that the loss thereunder shall be payable to Administrative Agent.

(e)    All Policies provided for in Section 5.1(a) hereof shall contain clauses or endorsements to the effect that:

(i)    no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Administrative Agent is concerned;

(ii)    the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days’ written notice for any reason, aside from 10 days’ notice for non-payment, to Administrative Agent and any other party named therein as an insured;

(iii)    each Policy shall provide that the issuers thereof shall give written notice to Administrative Agent if the Policy has not been renewed ten (10) days prior to its expiration; and

(iv)    Administrative Agent shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)    If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Administrative Agent shall have the right, with notice to Borrower, to take such action as Administrative Agent deems necessary to protect Lenders’ interest in the Property, including, without limitation, the obtaining of such insurance coverage as Administrative Agent in its sole discretion deems appropriate, and all expenses incurred by Administrative Agent or Lenders in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Administrative Agent upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.

(g)    In the event of a foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent, Lenders or other transferee in the event of such other transfer of title.

(h)    Borrower shall furnish to Administrative Agent, on or before thirty (30) days after the close of each of Borrower’s fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Administrative Agent, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Administrative Agent.

Section 5.2    Casualty.

If the Property shall be damaged or destroyed to such an extent that repairs are reasonably anticipated by Borrower to exceed Fifty Thousand and 00/100 Dollars ($50,000.00), by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Administrative Agent and shall promptly commence and diligently prosecute the completion of the Restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Administrative Agent and otherwise in accordance with Section 5.4 hereof.  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.  Administrative Agent may, but shall not be obligated to, make proof of loss if not made promptly by Borrower; provided, that, Administrative Agent shall give Borrower at least five (5) Business Days written notice prior to Administrative Agent exercising such right.   Alternatively, Borrower may elect to prepay the Loan, in whole but not in part, in which case any and all Net Proceeds shall be applied to repayment of the Debt, with the remaining balance, if any, paid to Borrower; and in such event, if the Net Proceeds are sufficient to pay the Debt in full and provided no Event of Default has occurred and is continuing, no Make Whole Fee shall be payable.

Section 5.3    Condemnation.

Borrower shall promptly give Administrative Agent notice of the actual or threatened (in writing) commencement of any proceeding for the Condemnation of all or any part of the Property and shall deliver to Administrative Agent copies of any and all papers served in connection with such proceedings.  Administrative Agent may participate in any such proceedings, and Borrower shall from time to time deliver to Administrative Agent all instruments requested by it to permit such participation.  Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Administrative Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Administrative Agent, after the deduction of out-of-pocket expenses of collection, to the reduction or discharge of the Debt.  Lenders shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.  If the Property or any portion thereof is taken by a condemning authority, Borrower shall, promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.4 hereof.  If the Property is sold, through foreclosure or otherwise, prior to the receipt by Administrative Agent, on behalf of Lenders, of the Award, Administrative Agent shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.  In such event, if the Award is sufficient to pay the Debt in full and provided no Event of Default has occurred and is continuing, no Make Whole Fee shall be payable.

Section 5.4    Restoration.

The following provisions shall apply in connection with the Restoration of the Property:

(a)    If the Net Proceeds shall be less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) and provided no Event of Default is continuing, the Net Proceeds will be disbursed by Administrative Agent to Borrower upon receipt, provided that all of the conditions set forth in Section 5.4(b)(i) are met and Borrower delivers to Administrative Agent a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b)    If the Net Proceeds are equal to or greater than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00),  Administrative Agent shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 5.4.  The term “Net Proceeds” shall mean:  (i) the net amount of all insurance proceeds received by Administrative Agent pursuant to Sections 5.1(a)(i), (iv), (vi), (vii) and (viii) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)    The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(A)    no Default or Event of Default shall have occurred and be continuing;

(B)    (1) in the event the Net Proceeds are Insurance Proceeds, less than forty percent (40%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

(C)    Leases demising in the aggregate a percentage amount equal to or greater than fifty percent (50%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration and a reasonable period to restore any tenant improvements and trade fixtures, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower furnishes to Administrative Agent evidence satisfactory to Administrative Agent that all Tenants shall continue to operate their respective space at the Property after the completion of the Restoration and a reasonable period to restore any tenant improvements and trade fixtures;

(D)    Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after such Casualty or Condemnation, whichever the case may be, occurs, it being agreed that for purposes hereof seeking building permits necessary for such Restoration shall be deemed commencement of such Restoration) and shall diligently pursue the same to satisfactory completion in compliance with all applicable Legal Requirements, including, without limitation, all applicable Environmental Laws;

(E)    Administrative Agent shall be reasonably satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 5.1(a)(iii), if applicable, or (3) by other funds of Borrower;

(F)    Administrative Agent shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) six (6) months after the occurrence of such Casualty or Condemnation, or (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Section 5.4(b) to remain in effect subsequent to the occurrence of such Casualty or Condemnation and the completion of the Restoration, or (4) such time as may be required under applicable Legal Requirements, or (3) the expiration of the insurance coverage referred to in Section 5.1(a)(iii);

(G)    the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H)    intentionally omitted;

(I)    such Casualty or Condemnation, as applicable, does not result in the total loss of access to the Property or the Improvements;

(J)    Borrower shall deliver, or cause to be delivered, to Administrative Agent a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Administrative Agent; and

(K)    the Net Proceeds together with any Cash or Cash equivalent deposited by Borrower with Administrative Agent are sufficient in Administrative Agent’s discretion to cover the cost of the Restoration.

(ii)    The Net Proceeds shall be held by Administrative Agent in an non-interest bearing account and, until disbursed in accordance with the provisions of this Section 5.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents.  The Net Proceeds shall be disbursed by Administrative Agent to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Administrative Agent that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Property which (x) have not been fully bonded to the satisfaction of Administrative Agent and discharged of record, (y) will not be paid from the disbursement of Net Proceeds or (z) have not been fully insured to the satisfaction of Administrative Agent by the title company issuing the Title Insurance Policy.

(iii)    All plans and specifications required in connection with the Restoration, the cost of which is greater than $250,000.00, shall be subject to prior review and approval in all respects by Administrative Agent and by an independent consulting engineer selected by Administrative Agent (the “Casualty Consultant”).  Administrative Agent shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration, the cost of which is greater than $250,000.00, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by Administrative Agent and the Casualty Consultant.  All out-of-pocket costs and expenses incurred by Administrative Agent in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv)    In no event shall Administrative Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage.  The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration.  The Casualty Retainage shall not be released until the Casualty Consultant certifies to Administrative Agent that the applicable portion of the Restoration has been completed in accordance with the provisions of this Section 5.4(b) and that all approvals necessary for the re-occupancy and use of the Property, if applicable, have been obtained from all appropriate Governmental Authorities, and Administrative Agent receives evidence satisfactory to Administrative Agent that the costs of the applicable portion of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Administrative Agent will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Administrative Agent that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Administrative Agent or by the title company issuing the Title Insurance Policy for the Property, and Administrative Agent receives an endorsement to such Title Insurance Policy insuring the continued priority of the Lien of the Security Instrument and evidence of payment of any premium payable for such endorsement.  If required by Administrative Agent, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)    Administrative Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Administrative Agent in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Administrative Agent before any further disbursement of the Net Proceeds shall be made.  The Net Proceeds Deficiency deposited with Administrative Agent shall be held by Administrative Agent and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii)    The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Administrative Agent after the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 5.4(b), and the receipt by Administrative Agent of evidence satisfactory to Administrative Agent that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Administrative Agent to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(c)    All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.4(b)(vii) may be retained and applied by Administrative Agent toward the payment of the Debt in accordance with Section 2.4.2 hereof whether or not then due and payable in such order, priority and proportions as Administrative Agent in its sole discretion shall deem proper, or, at the discretion of Administrative Agent, the same may be paid, either in whole or in part, to Borrower for such purposes as Administrative Agent shall approve, in its discretion.  If Administrative Agent shall receive and retain Net Proceeds, the Lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Administrative Agent and actually applied by Administrative Agent in reduction of the Debt in accordance with Section 2.4.2 hereof.

(d)    The provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire shall not apply to this Agreement.  In the event of any conflict, inconsistency or ambiguity between the provisions of Section 5.4 of this Agreement and the provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire, the provisions of Section 5.4 of this Agreement shall control.

Article VI.  RESERVE FUNDS

Section 6.1    Interest Reserve Funds.

6.1.1    Deposits.    (a)    On the Closing Date, from the Loan, the sum of [***]has been advanced to the Borrower and then subsequently deposited with Administrative Agent into the Account for the purpose of the payment of monthly interest under the Loan for the Initial Reserve Period. On the date that is eleven (11) months after the Closing Date, Borrower shall deposit into the Account such amount that Administrative Agent reasonably determines will cause the Account to have a balance of Interest Reserve Funds equal to the sum of monthly interest payable under the Loan for the second Reserve Period, and on the date that is twenty-three (23) months after the Closing Date, Borrower shall deposit into the Account such amount that Administrative Agent reasonably determines will cause the Account to have a balance of Interest Reserve Funds equal to the sum of monthly interest payable under the Loan for the third Reserve Period.  Borrower agrees and acknowledges that, in the event Borrower properly exercises its right to extend the term of the Loan, Borrower shall deposit with Administrative Agent an additional sum to be determined by Administrative Agent in its reasonable discretion for the purpose of the payment of monthly interest under the Loan for the applicable Extension Term.  Amounts so deposited with Administrative Agent pursuant to this Section 6.1.1 shall be held by Administrative Agent in accordance with Section 6.4 hereof.  Amounts so deposited pursuant to this Section 6.1.1 shall hereinafter be referred to as the “Interest Reserve Funds.”

(b)    In the event Administrative Agent determines at any time prior to the end of the Initial Reserve Period or any subsequent Reserve Period, or during the Extension Term, as the case may be, that the balance in the Account is less than the amount necessary to pay interest on the Loan at the Interest Rate through the then-current Reserve Period, or during the then-current Extension Term, as applicable, then any draw subsequent to such determination by Administrative Agent shall provide for an amount necessary to fund the Interest Reserve Fund so that the balance in the Account is equal to an amount necessary to pay interest on the Loan at the Interest Rate through the then-current Reserve Period, or during the then-current Extension Term, as applicable.  Borrower shall deposit the shortage within five (5) Business Days of written request by Administrative Agent.

6.1.2    Release of Interest Reserve Funds.    To the extent sufficient Interest Reserve Funds are available in the Account, Administrative Agent shall debit the Account, monthly on each Payment Date.

Section 6.2    Tax Reserve Funds.

6.2.1    Deposits. (a)    On the Closing Date, from the Loan, the sum of [***] has been advanced to the Borrower and then subsequently deposited with Administrative Agent into the Account for the purpose of the payment of Taxes for the Initial Reserve Period. On the date that is eleven (11) months after the Closing Date, Borrower shall deposit into the Account such amount that Administrative Agent reasonably determines will cause the Account to have a balance of Tax Reserve Funds equal to the Taxes payable for the second Reserve Period (taking into account any ICAP abatement or similar abatement for which the Property has qualified), and on the date that is twenty-three (23) months after the Closing Date, Borrower shall deposit into the Account such amount that Administrative Agent reasonably determines will cause the Account to have a balance of Tax Reserve Funds equal to the Taxes payable for the third Reserve Period (taking into account any ICAP abatement or similar abatement for which the Property qualifies). Borrower agrees and acknowledges that, in the event Borrower properly exercises its right to extend the term of the Loan, Borrower shall deposit with Administrative Agent an additional sum to be determined by Administrative Agent in its reasonable discretion for the purpose of the payment of Taxes for the applicable Extension Term (taking into account any ICAP abatement or similar abatement for which the Property qualifies). Amounts so deposited with Administrative Agent pursuant to this Section 6.2.1 shall be held by Administrative Agent in accordance with Section 6.4 hereof.  Amounts deposited pursuant to this Section 6.2.1 are referred to herein as the “Tax Reserve Funds”.

(b)    In the event Administrative Agent determines at any time prior to the end of the Initial Reserve Period or any subsequent Reserve Period, or during the Extension Term, as the case may be, that the balance in the Account is less than the amount necessary to pay Taxes through the then-current Reserve Period, or during the then-current Extension Term, as applicable, then any draw subsequent to such determination by Administrative Agent shall provide for an amount necessary to fund the Tax Reserve Fund so that the balance in the Account is equal to an amount necessary to pay Taxes through the then-current Reserve Period, or during the then-current Extension Term, as applicable.  Borrower shall deposit the shortage within five (5) Business Days of written request by Administrative Agent.

6.2.2    Release of Tax Reserve Funds.    To the extent sufficient Tax Reserve Funds are available in the Account (taking into account any ICAP abatement or similar abatement for which the Property qualifies),  Administrative Agent shall disburse an amount sufficient to pay the Taxes to the New York City Department of Finance (each, a “Tax Payment”) within five (5) Business Days of receipt of a written request from Borrower to make such payment, together with a bill pertaining thereto. Such request shall be sent to Administrative Agent no later than twenty (20) days prior to the date such Taxes are due and payable without penalty (“Tax Payment Deadline Date”).  In the event Administrative Agent does not receive such notice from Borrower by the Tax Payment Deadline Date, Administrative Agent may, but shall not be obligated to, make such Tax Payment on behalf of Borrower.  In such event, Administrative Agent is hereby authorized and directed to make the foregoing disbursement of the Taxes without further direction from the parties hereto.

6.2.3    Waiver.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Borrower shall not be required to make deposits of Tax Reserve Funds in accordance with Section 6.2.1.  At such time, if any, as an Event of Default shall have occurred and be continuing, Borrower shall thereafter commence making deposits into the Tax Reserve Funds in accordance with Section 6.2.1.

Section 6.3    [***]

Section 6.4    Reserve Funds, Generally.

6.4.1    Borrower grants to Administrative Agent a first-priority perfected security interest in each of the Reserve Funds and the related Accounts and any and all monies now or hereafter deposited in each Reserve Fund and related Account as additional security for payment of the Debt.  Until expended or applied in accordance herewith, the Reserve Funds and the related Accounts shall constitute additional security for the Debt.

6.4.2    Notwithstanding anything to the contrary contained herein, Administrative Agent shall not be required to disburse any Reserve Funds if an Event of Default shall have occurred and is continuing.  Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, in addition to any and all other rights and remedies available to Administrative Agent, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

6.4.3    The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Administrative Agent or an affiliate and/or subsidiary of Administrative Agent.

6.4.4    The Reserve Funds shall be held in a non-interest bearing account by Administrative Agent or an affiliate and/or subsidiary of Administrative Agent.  In the event that any Reserve Funds remain in the Accounts after the Maturity Date, provided no Event of Default has occurred and is continuing, then the sums contained therein shall be applied by Administrative Agent in reduction of the Debt.

6.4.5    Borrower hereby consents to Administrative Agent’s placement of the Reserve Funds into Accounts maintained and held in the name of Administrative Agent or an affiliate and/or subsidiary of Administrative Agent.

6.4.6    Administrative Agent or a designated representative or an affiliate or subsidiary of Administrative Agent shall have the sole right to make withdrawals from the Account.

6.4.7    The insufficiency of any balance in Reserve Funds shall not relieve Borrower from its obligation to fulfill all its covenants and obligations as set forth in the Loan Documents.

6.4.8    Borrower shall not, without obtaining the prior written consent of Administrative Agent, further pledge, assign or grant any security interest in any Reserve Fund or related Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Administrative Agent as the secured party, to be filed with respect thereto.

6.4.9    Borrower shall indemnify the Indemnified Parties and hold the Indemnified Parties harmless from and against any and all Losses arising from or in any way connected with the Reserve Funds or the related Accounts or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent arising from the gross negligence or willful misconduct of the Indemnified Parties.

Article VII.  DEFAULTS

Section 7.1    Event of Default.

(a)    Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)    if (A) the Debt is not paid in full on the Maturity Date;  (B) any regularly scheduled monthly payment of interest due under the Note is not paid in full on the applicable Payment Date; provided, however, (x) such nonpayment shall not be an Event of Default unless Borrower has failed to cure the same within five (5) days after notice from Administrative Agent with respect to such nonpayment and (y) so long as there otherwise exists no Event of Default, such nonpayment shall not be an Event of Default if adequate Interest Reserve Funds are available in the Account for such interest payment and Administrative Agent fails to debit such funds from the Account in violation of the terms of this Agreement;  or (C) any prepayment of principal due under this Agreement or the Note is not paid when due or (D) any applicable Make Whole Fee is not paid when due;

(ii)    if Borrower shall fail to pay any other sum payable under this Agreement (not otherwise set forth in Section 7.1(a)(i)) or under any of the other Loan Documents when and as the same shall become due and payable and such failure shall continue for ten  (10) days following written notice from Administrative Agent of such failure;

(iii)    if any of the Taxes or Other Charges are not paid on or before the date the same become delinquent (provided, however, so long as there otherwise exists no Event of Default, such nonpayment shall not be an Event of Default if adequate Tax Reserve Funds are available in the Account for the payment of any such Taxes and Administrative Agent fails to disburse such funds from the Account in violation of the terms of this Agreement);

(iv)    if (i) the Policies are not kept in full force and effect,  or (ii) if evidence of insurance as required pursuant to Section 5.1 hereof is not delivered to Administrative Agent within five (5) Business Days after Administrative Agent notifies Borrower of such failure;

(v)    if Borrower transfers or encumbers any portion of the Property in violation of the provisions of Section 4.2.10 hereof or Section 8 of the Security Instrument;

(vi)    if any representation or warranty made by Borrower or any Guarantor, made herein, in any other Loan Document or in any certificate, report, financial statement or other instrument, agreement or document furnished to Administrative Agent by Borrower or any Guarantor shall have been false or misleading in any material respect when made; provided, that solely with respect to unintentional breaches that are susceptible to cure (it being understood that merely providing correct information shall not, in and of itself, be deemed a cure of any such breach), Borrower shall have thirty (30) days after receipt of notice by Borrower from any source whatsoever that such representation or warranty was false or misleading when made, to cure any such breach;

(vii)    if Borrower or Guarantor shall make an assignment for the benefit of creditors;

(viii)    if a receiver, liquidator or trustee shall be appointed for Borrower or Guarantor or if Borrower or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Guarantor the same shall not be an Event of Default unless such proceeding is not discharged, stayed or dismissed within ninety (90) days of commencement of the same;

(ix)    if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)    if Borrower breaches any of its negative covenants contained in Section 4.2;

(xi)    (a) any breach of the covenants contained in Sections 4.1.4, 4.1.10, 4.1.13, 4.1.15, 4.1.16, 4.1.18, 4.1.19, 4.1.20, 4.1.22 or 4.1.24 shall occur or (b) any breach of the covenants contained in Sections 4.1.3, 4.1.5, 4.1.6, 4.1.7, 4.1.8, 4.1.9 or 4.1.21 shall occur and such breach is not cured within ten (10) days’ written notice from Administrative Agent;

(xii)    if (A) a default has occurred and continues beyond any applicable cure period under the Management Agreement if such default permits the Manager thereunder to terminate or cancel the Management Agreement, or (B) a default has occurred and continues beyond any applicable cure period under the Asset Management Agreement if such default permits the Asset Manager thereunder to terminate or cancel the Asset Management Agreement;

(xiii)    if Borrower violates or does not comply with any of the provisions of Section 4.1.23 hereof (except to the extent that any such violation is of an immaterial and non-recurring nature); provided, however, that in the event that Administrative Agent declares an Event of Default with respect to Borrower’s failure to comply with this clause (xiii), interest on the Loan shall not accrue at the Default Rate so long as Borrower causes the Debt to be repaid in full (including, without limitation, by paying any applicable Make Whole Fee) prior to the date that is sixty  (60) days from the date Administrative Agent declares such Event of Default (it being further agreed that if Borrower fails to so repay the Debt in full by such sixtieth  (60th) day, interest shall be deemed to have accrued from the date on which the Default under this clause (xiii) occurred);

(xiv)    [***]

(xv)    if any federal tax Lien or state or local income tax Lien is filed against Borrower, Guarantor or the Property and same is not discharged of record within thirty (30) days after same is filed

(xvi)    (A)  Borrower fails to timely provide Administrative Agent with the written certification and evidence referred to in Section 4.2.8 hereof, (B) Borrower is a Plan or its assets constitute Plan Assets; or (C) Borrower consummates a transaction which would cause the Security Instrument or Administrative Agent or Lenders exercise of its rights under the Security Instrument, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating governmental plans, subjecting Lenders to liability for a violation of ERISA, the Code, a State statute or other similar law;

(xvii)    if Borrower shall fail to deliver to Administrative Agent the estoppel certificates required pursuant to the terms of Section 4.1.12(a) hereof;

(xviii)    if any default occurs under the Guaranty, the Environmental Indemnity or any other Loan Document and such default continues after the expiration of applicable grace periods, if any;

(xix)    if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to the Security Instrument;

(xx)    with respect to any term, covenant or provision set forth in this Agreement which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xxi)    intentionally omitted;

(xxii)    intentionally omitted;

(xxiii)    if (A) an uninsured judgment is entered against Borrower involving in the aggregate a liability in excess of $250,000.00, and the same shall not have been vacated, bonded, satisfied or stayed pending appeal within forty-five (45) from the date of the entry of such judgment; or (B) an uninsured judgment is entered against any Guarantor involving in the aggregate a liability in excess of $50,000,000.00, and the same shall not have been vacated, bonded, satisfied or stayed pending appeal within forty-five (45) from the date of the entry of such judgment;

(xxiv)    intentionally omitted;

(xxv)    if Borrower executes any conditional bill of sale, chattel mortgage or other security instrument covering any personal property, or files a financing statement publishing notice of such security instrument, or purchases any of such personal property so that ownership of the same shall not vest unconditionally in Borrower, free from encumbrances, on delivery to the Property; or if Borrower does not furnish to Administrative Agent, upon demand, the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Borrower claims title to such personal property, and the same is not cured within thirty (30) days after Borrower receives notice of any such encumbrance;

(xxvi)    if any final, non-appealable order or decree of judgment is rendered in any judicial or administrative proceeding declaring the Property (or any portion thereof) to be in violation of any Legal Requirements and the same is not cured within forty-five (45) days of said order or decree or such longer period of time as provided in such order or decree;

(xxvii)    the occurrence of a Financial Covenant Event of Default (as defined in the Guaranty), subject to the cure periods set forth in the Guaranty;

(xxviii)     from and after the Building Loan Closing Date, if applicable, the occurrence, under the Building Loan Agreement, of an “Event of Default,” as such term is defined therein;

(xxix)    [***]

(xxx)     if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxix) above for ten (10) days after notice to Borrower from Administrative Agent, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Administrative Agent in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety  (90) days.

Section 7.2    Remedies.

(a)    During the continuance of an Event of Default (other than an Event of Default described in clauses (vii) or (viii) of Section 7.1 above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Administrative Agent may take such action, without notice or demand, that Administrative Agent deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Administrative Agent and Lenders may enforce or avail themselves of any or all rights or remedies provided in the Loan Documents against Borrower and or any part of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii) or (viii) of Section 7.1 above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(b)    During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Administrative Agent and/or Lenders against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Administrative Agent and/or Lenders at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Administrative Agent and/or Lenders shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property or any other Collateral.  Any such actions taken by Administrative Agent and/or Lenders shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Administrative Agent and/or Lenders may determine in their sole discretion, to the fullest extent permitted by applicable Legal Requirements, without impairing or otherwise affecting the other rights and remedies of Administrative Agent and/or Lenders permitted by applicable Legal Requirements, equity or contract or as set forth herein or in the other Loan Documents.  Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Administrative Agent and/or Lenders are not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Administrative Agent and/or Lenders shall remain in full force and effect until Administrative Agent and/or Lenders have exhausted all of their remedies against Borrower, Guarantor, the Property and the other Collateral and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(c)    With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Administrative Agent and/or Lenders to resort to the Property or Collateral for the satisfaction of any of the Debt in preference or priority to any other Collateral, and Administrative Agent and/or Lenders may seek satisfaction out of the Property or all of the Collateral or any part thereof, in its absolute discretion in respect of the Debt.  In addition, Administrative Agent and/or Lenders shall have the right from time to time during the continuance of an Event of Default to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Administrative Agent and/or Lenders in their sole discretion including, without limitation, the following circumstances:  (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Administrative Agent and/or Lenders may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Administrative Agent and/or Lenders elects to accelerate less than the entire outstanding principal balance of the Loan, Administrative Agent and/or Lenders may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Administrative Agent or Lenders may accelerate and such other sums secured by the Security Instrument as Administrative Agent and/or Lenders may elect.  Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(d)    During the continuance of an Event of Default, Administrative Agent shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, Security Instruments, Mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Administrative Agent shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder.  Borrower shall execute and deliver to Administrative Agent from time to time, promptly after the request of Administrative Agent, a severance agreement and such other documents as Administrative Agent shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Administrative Agent.  Borrower hereby absolutely and irrevocably appoints Administrative Agent as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Administrative Agent shall not make or execute any such documents under such power until three (3) days after written notice has been given to Borrower by Administrative Agent of Administrative Agent’s intent to exercise its rights under such power.  The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

Section 7.3    Remedies Cumulative; Waivers.

The rights, powers and remedies of Administrative Agent or Lenders under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Administrative Agent or Lenders may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise.  Administrative Agent or Lenders’ rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Administrative Agent or Lenders may determine in their sole discretion.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Article VIII.  SPECIAL PROVISIONS

Section 8.1    Sale of Notes.

Unless an Event of Default shall have occurred and be continuing, Lender shall not sell, transfer, pledge or assign (except the following, each of which is permitted without Borrower’s consent: (A) a pledge or collateral assignment of the Loan (together with the Building Loan, if Borrower has validly exercised the Building Loan Option) in connection with so-called “note-on-note” financing and (B) a sale, transfer, pledge or assignment of the Loan (together with the Building Loan, if Borrower has validly exercised the Building Loan Option) to an Affiliate of Lender (it being acknowledged and agreed for this purpose “Affiliate” shall mean on of the investment funds under common Control with Lender as of the date hereof)) this Agreement, the Note, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or the granting of participations therein, without the prior written consent of Borrower. Borrower agrees to reasonably cooperate with Administrative Agent and Lenders, at the sole cost and expense of Lenders (at no cost to Borrower other than the costs and expenses of Borrower’s legal counsel), in connection with any sale, transfer, pledge or assignment permitted hereunder, including, without limitation, (a) the delivery of an estoppel certificate and such other documents as may be reasonably requested by Administrative Agent and (b) the execution of such amendments to the Loan Documents as may be requested by the holder of the Note, including, without limitation, bifurcation of the Loan into two or more separate notes; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying interest rates and amortization schedules on the component notes, but which shall have, in the aggregate, the same initial weighted average spread of the Note immediately prior to such componentization, or (ii) in the reasonable judgment of Borrower, modify or amend any other material economic term of the Loan, or (iii) in the reasonable judgment of Borrower,  increase Borrower’s obligations and liabilities under the Loan Documents other than to a de minimis extent.  Borrower shall also furnish and Borrower consents to Administrative Agent furnishing to such investors or such prospective investors any and all information concerning the Property, the Leases, the financial condition of Borrower as may be requested by Lender, any investor, any prospective investor in connection with any sale or transfer of the Loan.  Notwithstanding anything to the contrary in this Section 8.1 or elsewhere in this Agreement, Lender shall not be permitted to create one or more “mezzanine loans” with respect to the Loan.

Borrower appoints Administrative Agent as its agent (the “Book Entry Agent”) to maintain a book-entry register (the “Register”) that satisfies the requirements of Treasury Regulation Section 5f.103-1(c).  The Book Entry Agent shall maintain the Register and shall record therein the name and address of each Person that is entitled to payments of principal and/or interest under the Loan (including, without limitation, each Person that acquires such entitlement by way of participation in the Loan or otherwise).  Any payments due under the Loan will only be paid to the Person entitled thereto as reflected on the Register and the right to any payments due under the Loan may be transferred only through the Register.  No transfer, participation or assignment of any interest in the Loan shall be valid unless and until such transfer, participation or assignment has been properly recorded in the Register.  The Book Entry Agent has the power to implement any other measures in the administration of Loan that it deems necessary, appropriate, prudent or desirable to satisfy the book-entry system requirements of Treasure Regulation Section 5f.103-1(c).  The Loan may not be converted into an obligation that is not in “registered form” for purposes Code Sections 871(h)(2)(B)(i) and 881(c)(2)(B).

Nothing contained in this Section 8.1 shall modify or amend (i) Administrative Agent’s duties, rights and/or obligations as administrative agent, (ii) Administrative Agent’s right of enforcement of the Obligations of Borrower in law and in equity upon a Default or an Event of Default by Borrower hereunder and/or (iii) Borrower’s rights and/or obligations under the Loan.  At all times during the term of the Loan, provided no Event of Default has occurred and is continuing Emerald Creek Capital 3, LLC shall act as Administrative Agent.

Section 8.2    Servicer.

8.2.1    At the option of Administrative Agent, the Loan may be serviced by a servicer (the “Servicer”) selected by Administrative Agent and Administrative Agent may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Administrative Agent and Servicer.  Borrower shall be responsible for the initial set-up fee in the amount of $2,500.00.  Borrower shall not be responsible for any other costs or fees relating to or arising under the Servicing Agreement, nor shall Borrower be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement. Servicer shall, however, be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) that the Servicer is incurring same as an agent of Administrative Agent and Administrative Agent is entitled to be reimbursed for such expenses under the applicable provisions of this Agreement and the other Loan Documents.

8.2.2    Upon notice thereof from Administrative Agent, Servicer shall have the right to exercise all rights of Administrative Agent and enforce all obligations of Borrower pursuant to the provisions of this Agreement, the Note and the other Loan Documents.

8.2.3    Provided Borrower shall have been given notice of Servicer’s address by Administrative Agent, Borrower shall deliver to Servicer duplicate originals of all notices and other instruments which Borrower may or shall be required to deliver to Administrative Agent pursuant to this Agreement, the Note and the other Loan Documents (and no delivery of such notices or other instruments by Borrower shall be of any force or effect unless delivered to Administrative Agent and Servicer as provided above).

Section 8.3    Intentionally Omitted.

Section 8.4    Exculpation.

(a)    Except as otherwise provided herein, in the Security Instrument or in the other Loan Documents, Administrative Agent shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note or the Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Administrative Agent may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Administrative Agent to enforce and realize upon this Agreement, the Note, the Security Instrument, the other Loan Documents, and the interest in the Property, the Rents and any other Collateral given to Administrative Agent created by this Agreement, the Note, the Security Instrument and the other Loan Documents; provided,  however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Administrative Agent. Administrative Agent, by accepting this Agreement, the Note and the Security Instrument, agrees that it shall not, except as otherwise provided herein or in the Security Instrument, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Security Instrument or the other Loan Documents.  The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Security Instrument or the other Loan Documents; (ii) impair the right of Administrative Agent to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including, without limitation, the Guaranty), master lease or similar instrument made in connection with this Agreement, the Note, the Security Instrument, or the other Loan Documents; (iv) impair the right of Administrative Agent to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) impair the right of Administrative Agent to enforce the provisions of Sections 15, 21 or 29 of the Security Instrument or Sections 3.1.8, 3.1.27, 4.1.8 and 4.2.8 hereof; or (vii) impair the right of Administrative Agent to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to (A) preserve or enforce its rights and remedies against the Property or (B) obtain any Insurance Proceeds or Awards to which Administrative Agent would otherwise be entitled under the terms of this Agreement or the Security Instrument; provided however, Administrative Agent shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

(b)    Notwithstanding the provisions of this Section 8.4 to the contrary, Borrower shall be personally liable to Administrative Agent for any Losses it incurs due to: (i) fraud, intentional or willful misrepresentation, gross negligence or willful misconduct by Borrower or any Guarantor or any of their Affiliates or any Persons acting by or at the direction of Borrower or any Guarantor in connection with the Loan in connection with the Loan; (ii) Borrower’s misapplication or misappropriation of Rents received by Borrower after the occurrence and during the continuance of a Default or Event of Default; (iii) Borrower’s  intentional misapplication or misappropriation of security deposits or Rents collected more than thirty (30) days in advance; (iv) Borrower’s misapplication or the misappropriation of Insurance Proceeds or Awards; (v) Borrower’s failure to pay Taxes or Other Charges, charges for labor or materials or other charges that create Liens on the Property (unless, in either instance, sufficient funds were deposited by Borrower in the Account for such purpose and Administrative Agent failed to make such funds available to pay for such amounts (regardless of whether Administrative Agent was required to do so hereunder); (vi) Borrower’s failure to return or to reimburse Administrative Agent for all Equipment taken from the Property by or on behalf of Borrower and not replaced with Equipment of the same utility and of the same or greater value; (vii) any act of intentional physical waste or arson to the Property by Borrower or any Guarantor or any of their Affiliates or any Persons acting by or at the direction of Borrower or any Guarantor; (viii) any fees or commissions paid by Borrower to any Affiliate of Borrower or any Guarantor in violation of the terms of this Agreement, the Note, the Security Instrument or the other Loan Documents; (ix) failure to maintain the Policies required pursuant to Article V of this Agreement; (x) Borrower’s making a distribution to its equity owners after the occurrence and during the continuance of an Event of Default; (xi) Borrower’s failure to comply with the provisions of the Environmental Indemnity, including any violation of Environmental Law affecting Borrower and/or the Property; (xii) [***];  or (xiii) any claims by Leasing Agent, including, without limitation, any Losses resulting from Borrower’s failure to obtain and/or deliver to Administrative Agent the fully executed Subordination of Leasing Agreement.

(c)    Notwithstanding the foregoing, the agreement of Administrative Agent not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Loan shall become fully recourse to Borrower and Guarantor, jointly and severally (i) in the event of Borrower’s default under Sections 4.1.23 (which default results in the substantive consolidation of Borrower with any other Person in a bankruptcy or similar proceeding, except to the extent Administrative Agent or a Lender sought such consolidation) or 4.2.10 hereof or Section 8 of the Security Instrument (it being understood and agreed that a breach or violation of Section 4.2.10 due to the failure to timely send notice, provide search results and/or comply with other administrative requirements in connection with what would otherwise constitute a Permitted Transfer shall not in and of itself give rise to liability under this clause (i)), (ii) if any Restricted Party, the Property or any part thereof shall become an asset in a voluntary bankruptcy or insolvency proceeding, (iii) any Restricted Party files, or joins in the filing of, an involuntary petition against any other Restricted Party under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Restricted Party from any Person, (iv) any Restricted Party files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person, (v) any Restricted Party consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for any Restricted Party or any portion of the Property, (vi) any Restricted Party shall, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Administrative Agent under or in connection with this Agreement, the Note, the Security Instrument or any of the other Loan Documents, assert a defense, seek judicial intervention or injunctive or other equitable relief of any kind or assert in a pleading filed in connection with a judicial proceeding any defense against Administrative Agent or any right in connection with any security for the Loan which is determined by a final, non-appealable court of competent jurisdiction to have been brought in bad faith, or (vii) Borrower, without Administrative Agent’s prior approval, enters into a Lease which requires Administrative Agent’s approval hereunder.

(d)    Nothing herein shall be deemed to be a waiver of any right which Administrative Agent may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instrument or to require that all collateral shall continue to secure all of the indebtedness owing to Administrative Agent in accordance with this Agreement, the Note, the Security Instrument and the other Loan Documents.

Section 8.5    Contribution and Waivers.

(a)    All obligations to repay principal of, interest on, and all other amounts with respect to, the Loan and all other obligations pursuant to this Agreement and each other Loan Document (including, without limitation, all fees, indemnities, Taxes and other obligations in connection therewith) (for purposes of this Section 8.5, the “Loan Obligations”) shall constitute the joint and several obligations of each Borrower.

(b)    As a result of the transactions contemplated by this Agreement, each Borrower will benefit, directly and indirectly, from each Borrower’s obligation to pay the Debt and perform its Loan Obligations and in consideration therefore each Borrower desires to enter into an allocation and contribution agreement among themselves as set forth in this Section 8.5 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each Borrower in the event any payment is made by any individual Borrower hereunder to Administrative Agent (such payment being referred to herein as a “Contribution,” and for purposes of this Section 8.5, includes any exercise of recourse by Administrative Agent against any Collateral of a Borrower and application of proceeds of such Collateral in satisfaction of such Borrower’s  Loan Obligations, to Administrative Agent under the Loan Documents).

(c)    Each Borrower shall be liable hereunder with respect to the Loan Obligations to Administrative Agent under this Agreement and the other Loan Documents only for such total maximum amount (if any) that would not render its Loan Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any State law.

(d)    In order to provide for a fair and equitable contribution among Borrowers in the event that any Contribution is made by an individual Borrower (a “Funding Borrower”), such Funding Borrower shall be entitled to a reimbursement Contribution (“Reimbursement Contribution”) from the other Borrower for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Loan Obligations, in the manner and to the extent set forth in this Section 8.5.

(e)    For purposes hereof, the “Benefit Amount” of any individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower and its Affiliates from extensions of credit made by Administrative Agent to (a) such Borrower and (b) to the other Borrower hereunder and the Loan Documents to the extent such other Borrower has guaranteed or mortgaged its Individual Property to secure the Loan Obligations of such Borrower to Administrative Agent.

(f)    Each Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Borrower to the total amount of the Loan Obligations, multiplied by (ii) the amount of Loan Obligations paid by such Funding Borrower, or (B) ninety-five percent (95%) of the excess of the fair saleable value of the property and assets of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).

(g)    Each Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of the Borrower to which such Reimbursement Contribution is owing.

(h)    No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section 8.5 shall be paid until all of the Loan Obligations are paid in full in Cash.  Nothing contained in this Section 8.5 shall limit or affect in any way the Loan Obligations of any Borrower to Administrative Agent under this Agreement or any other Loan Documents.

(i)    Each Borrower waives:

(A)    any right to require Administrative Agent to proceed against any other Borrower or any other person or to proceed against or exhaust any security held by Administrative Agent at any time or to pursue any other remedy in Administrative Agent’s power before proceeding against Borrower;

(B)    the defense of the statute of limitations in any action against any other Borrower or for the collection of any indebtedness or the performance of any obligation under the Loan;

(C)    any defense based upon any legal disability or other defense of any other Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Note, this Agreement and any of the other Loan Documents;

(D)    any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

(E)    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(F)    any defense based upon any failure by Administrative Agent to obtain collateral for the indebtedness or failure by Administrative Agent to perfect a lien on any collateral;

(G)    presentment, demand, protest and notice of any kind;

(H)    any defense based upon any failure of Administrative Agent to give notice of sale or other disposition of any collateral to any other Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

(I)    any defense based upon any failure of Administrative Agent to comply with applicable laws in connection with the sale or other disposition of any collateral, including, without limitation, any failure of Administrative Agent to conduct a commercially reasonable sale or other disposition of any collateral;

(J)    any defense based upon any election by Administrative Agent, in any bankruptcy proceeding, of the application or non-application of Section 1111(6)(2) of the Bankruptcy Code or any successor statute;

(K)    any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;

(L)    any defense based upon any agreement or stipulation entered into by Administrative Agent with respect to the provision of adequate protection in any bankruptcy proceeding;

(M)    any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

(N)    any defense based upon the avoidance of any security interest in favor of Administrative Agent for any reason;

(O)    any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the Loan Obligations evidenced by the Note or owing under any of the Loan Documents; and

(P)    any defense or benefit based upon Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the applicable Security Instrument to be satisfied by any payment from any other Borrower or any such party.

(j)    Each Borrower waives:

(A)    all rights and defenses arising out of an election of remedies by Administrative Agent even though the election of remedies, such as nonjudicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower’s rights of subrogation and reimbursement against any other Borrower;

(B)    all rights and defenses that Borrower may have because the Debt is secured by real property.  This means, among other things: (i) Administrative Agent may collect from Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower and (ii) if Administrative Agent forecloses on any real property collateral pledged by any other Borrower, (a) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (b) Administrative Agent may collect from Borrower even if any other Borrower, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from any other Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because any of the Debt is secured by real property; and

(C)    any claim or other right which Borrower might now have or hereafter acquire against any other Borrower or any other person that arises from the existence or performance of any Loan Obligations under the Note, this Agreement, the Security Instrument or the other Loan Documents, including, without limitation, any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Administrative Agent against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

Article IX.  BUILDING LOAN OPTION

Section 9.1    Building Loan Option.

9.1.1    Borrower shall have the right, but not the obligation (the “Building Loan Option”), to borrow, and Lender shall be obligated to make available, subject to satisfaction of the conditions set forth in Section 9.1.1(b) below, an additional loan in the maximum principal amount of $12,000,000.00 (the “Building Loan”) to pay for Approved Leasing Expenses.  Borrower, Administrative Agent and Lender acknowledge that Borrower desires to utilize the Building Loan to pay for Costs of the Improvement and that loans utilized to fund same must be formatted as a building loan to comply with the New York State Lien Law.  In furtherance thereof, the parties hereto agree as follows:

(a)    Lender shall not be required to fund any amounts for the payment of Approved Leasing Expenses or any other Costs of the Improvement from the proceeds of the Loan.

(b)    In order to exercise the Building Loan Option,  (i) Borrower shall deliver to Administrative Agent written notice (which notice shall be irrevocable) specifying the proposed closing date for the Building Loan, which date shall be no earlier than ten (10) Business Days after the date of such notice, and (ii) all of the following conditions shall be satisfied on or prior to the Building Loan Closing Date:

(i)    no monetary Default, material non-monetary Default or Event of Default hereunder shall have occurred and be continuing on the Building Loan Closing Date;

(ii)    Borrower shall have paid to Administrative Agent all out-of-pocket expenses (including reasonable legal fees and disbursements of Administrative Agent’s outside counsel) incurred by Administrative Agent in connection with Borrower’s exercise of the Building Loan Option;

(iii)    Administrative Agent shall have completed, to its satisfaction, substantively the same “know your customer” due diligence review and completion of a credit check which was conducted in connection with the closing of the Loan with respect to Borrower and Guarantor;

(iv)    Borrower shall have delivered to Administrative Agent: (i) opinions of counsel to Borrower with respect to the enforceability, authorization, creation and perfection of security interest and other similar matters with respect to the Building Loan Documents, in form and substance reasonably satisfactory to Administrative Agent (it being acknowledged and agreed that the form delivered on the date hereof in connection with the closing of the Loan is reasonably satisfactory to Administrative Agent);  (ii) a title insurance policy with respect to the applicable mortgage securing the Building Loan issued by the same title insurance company that issues the Title Insurance Policy and dated as of the date of the Building Loan Agreement reasonably acceptable to Administrative Agent,  which title insurance policy shall (A) provide coverage in the amount of the Building Loan, (B) insure Administrative Agent that the mortgage securing the Building Loan creates a valid Lien on the Property, free and clear of all exceptions from coverage other than Permitted Encumbrances (as defined in the Building Loan Agreement) and standard exceptions and exclusions from coverage to the extent set forth in the title insurance policy provided to Administrative Agent in connection with the closing of the Loan, (C) name Administrative Agent as the insured and (D) include reinsurance (if applicable) and pending disbursement endorsements; and

(v)    Borrower shall have executed  and delivered to Administrative Agent (i) a building loan agreement in the form attached hereto as Exhibit B (the “Building Loan Agreement”), subject to modifications reasonably required by Administrative Agent to make good faith corrections or account for changed circumstances between the date of this Agreement and the Building Loan Closing Date (provided that such good faith corrections or modifications shall not increase the obligations, or decrease the rights, of Borrower under the Loan Documents other than to a de minimis extent), (ii) a second priority building loan mortgage in form and substance substantially similar to the Security Instrument, securing a maximum principal amount of $12,000,000.00, (iii) a building loan note in form and substance substantially similar to the Note with a principal amount of up to $12,000,000.00, (iv) a building loan assignment of leases and rents in form and substance substantially similar to the Assignment of Leases, (v) an affidavit complying with Section 22 of the New York Lien Law which is reasonably acceptable to Borrower and Lender, (vi) amended and restated guaranties in the form of the Guaranty (or, at Administrative Agent’s election, an amendment and reaffirmation of the Guaranty with respect to the Loan and the Building Loan),  (vii) an amendment to this Agreement for the purpose of making such administrative modifications hereto as Administrative Agent reasonably requires to account for the existence of the Building Loan,  and (viii) any other documents reasonably required by Administrative Agent in connection with the Building Loan (provided that such other documents shall not increase the obligations, or decrease the rights, of Borrower under the Loan Documents other than to a de minimis extent).

Article X.  MISCELLANEOUS

Section 10.1    Survival.

This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lenders of the Loan and the execution and delivery to Administrative Agent of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.  All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Administrative Agent and Lenders.

Section 10.2    Administrative Agent’s Discretion.

Whenever pursuant to this Agreement, Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Administrative Agent, the decision of Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Administrative Agent and shall be final and conclusive.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, during the existence of an Event of Default under this Agreement or any of the other Loan Documents, any consent, approval or decision of Administrative Agent that is herein or therein provided to be in the “reasonable” discretion of Administrative Agent, or words of similar import, shall instead be deemed to be subject to the sole and absolute discretion of Administrative Agent

Section 10.3    Governing Law.

(a)    THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT AND EACH OF THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)    WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER, LENDERS AND ADMINISTRATIVE AGENT EACH(A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, AND IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS WILL BE DEEMED TO PRECLUDE ADMINISTRATIVE AGENT OR LENDERS FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.  BORROWER, LENDERS AND ADMINISTRATIVE AGENT EACH FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS SET FORTH ON PAGE 1 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVICE IN ANY OTHER MANNER PERMITTED BY LAW).

Section 10.4    Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5    Delay Not a Waiver.

Neither any failure nor any delay on the part of Administrative Agent or Lenders in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Administrative Agent and Lenders shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6    Notices.

All notices or other written communications (each, a “Notice”)  hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	Reading Tammany Owner LLC US Development, LLC
c/o Reading International, Inc.
5995 Sepulveda Boulevard, Suite 300
Culver City, California 90230
Attention: Chief Financial Officer

With a copy to:	Greenberg Traurig, LLC
MetLife Building
200 Park Avenue
New York, New York 10166
Attention: Joel C. Harrison, Esq.

If to Lenders:	Emerald Creek Capital 3, LLC
575 Lexington Avenue, Suite 3120
New York, New York 10022
Attention: Mark Bahiri

With a copy to:	Rosenberg & Estis P.C.
733 Third Avenue
New York, New York 10017
Attention: Michael E. Lefkowitz, Esq.

If to Administrative Agent:	Emerald Creek Capital 3, LLC
575 Lexington Avenue, Suite 3120
New York, New York 10022
Attention: Mark Bahiri

With a copy to:	Rosenberg & Estis P.C.
733 Third Avenue
New York, New York 10017
Attention: Michael E. Lefkowitz, Esq.

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 10.7    Trial by Jury.

BORROWER, Administrative Agent AND LENDERS EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER,  Administrative Agent AND LENDERS, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH OF LENDERS, Administrative Agent, AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, Administrative Agent AND LENDERS.

Section 10.8    Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9    Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10    Preferences.

Lenders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder.  To the extent Borrower makes a payment or payments to Lenders, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lenders.

Section 10.11    Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Administrative Agent or Lenders except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Administrative Agent or Lenders to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrower hereby expressly waives the right to receive any notice from Administrative Agent or Lenders with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Administrative Agent or Lenders to Borrower.

Section 10.12    Remedies of Borrower.

In the event that a claim or adjudication is made that Administrative Agent or Lenders have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other

Loan Documents, Administrative Agent, Lenders or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that Administrative Agent, Lenders and Administrative Agent’s and Lenders’ agents shall not be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  The parties hereto agree that any action or proceeding to determine whether Administrative Agent or Lenders has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13    Expenses; Indemnity.

(a)    Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Administrative Agent or Lenders within ten (10)  Business Days of receipt of written notice from Administrative Agent or Lenders for all out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Administrative Agent or Lenders in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Administrative Agent as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Administrative Agent or Lenders’ ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Administrative Agent; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance (including the cost of quarterly title search updates to be performed by the Administrative Agent) and reasonable fees and expenses of counsel for providing to Administrative Agent all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Administrative Agent pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Administrative Agent or Lenders.

(b)    Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all other Losses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of outside counsel for Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Indemnified Parties shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Indemnified Parties in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Additional Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Indemnified Parties hereunder to the extent that such Additional Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Indemnified Parties.  To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Additional Indemnified Liabilities incurred by the Indemnified Parties.

(c)    Borrower shall, at Borrower’s sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Indemnified Parties shall be designated a party thereto) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making of the Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

(d)    Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any State statute or other similar law that may be required, in Administrative Agent’s sole discretion) that the Indemnified Parties may incur, directly or indirectly, as a result of a default under Sections 3.1.8 or 4.2.8 hereof.

(e)    The obligations and liabilities of Borrower under this Section 10.13 shall fully survive indefinitely (notwithstanding any termination, satisfaction, or assignment of the Security Instrument).

Section 10.14    Further Assurances.

10.14.1    Replacement and Corrective Documents.  Upon receipt of an affidavit of an officer of Administrative Agent as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower and Guarantor, as applicable, shall issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.  Borrower and Guarantor hereby consent and agree that in the event that any of the Loan Documents misstate or inaccurately reflect the true and correct terms and provisions of the Loan and said misstatement or inaccuracy is due to the mistake on the part of Administrative Agent or clerical error, then in such event Borrower and Guarantor shall, within ten  (10)  Business Days after written request of Administrative Agent and in order to correct such misstatement or inaccuracy, execute such new documents as Administrative Agent may reasonably deem necessary to remedy said inaccuracy or mistake (provided the same shall not increase any obligations, or decrease any rights, of Borrower or Guarantor under the Loan Documents).

10.14.2    Further Acts, Etc.  Borrower and Guarantor shall (provided the same shall not increase any obligations, or decrease any rights, of Borrower or Guarantor under the Loan Documents), at the cost and expense of Borrower and Guarantor, and without expense to Administrative Agent or Lenders, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Administrative Agent shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lenders the Property and rights hereby granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower or Guarantor may be or may hereafter become bound to convey or assign to Lenders, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing or registering of the Security Instrument, or for complying with all Legal Requirements.  Borrower and Guarantor, on demand, shall deliver, and in the event

Borrower or Guarantor shall fail to so deliver, hereby authorizes Administrative Agent to file, in the name of Borrower and Guarantor, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lenders in the Property.  Upon the occurrence and during the continuance of an Event of Default, Borrower and Guarantor grant to Lenders and Administrative Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lenders or Administrative Agent at law and in equity, including without limitation, such rights and remedies available to Lenders or Administrative Agent pursuant to this Section 10.14.2.

Section 10.15    Waiver of Statute of Limitations.

Borrower and Guarantor hereby expressly waive and release, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its other obligations set forth in the Loan Documents.

Section 10.16    Schedules, Exhibits and Cover Page Incorporated.

The Schedules, Exhibits and Cover Page annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.17    Offsets, Counterclaims and Defenses.

Any assignee of Lenders’ interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.18    No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)    Borrower, Administrative Agent and Lenders intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower,  Administrative Agent and Lenders nor to grant Administrative Agent or Lenders any interest in the Property other than that of mortgagee, beneficiary or lender.  Borrower and Guarantor hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably waive and relinquish all claims, demands, counterclaims and/or defenses alleging the existence of any partnership, joint venture or other fiduciary relationship between Administrative Agent or Lenders and Borrower and Borrower shall hold Lenders, Administrative Agent, Lenders’ and Administrative Agent’s successors and assigns, harmless from and against any and all Losses that Administrative Agent or Lenders may sustain as a result of any such allegation by any person or entity whatsoever.

(b)    This Agreement and the other Loan Documents are solely for the benefit of Lenders, Administrative Agent and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lenders, Administrative Agent and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lenders to make the Loan hereunder are imposed solely and exclusively for the benefit of Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lenders if, in Administrative Agent’s or Lenders’ sole discretion, Administrative Agent or Lenders deems it advisable or desirable to do so.

Section 10.19    Publicity.

All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan, Administrative Agent, Lenders, or any of Administrative Agent’s or Lenders’ Affiliates shall be subject to the prior written approval of Administrative Agent.  Notwithstanding the foregoing, disclosure required by any federal or State securities laws, rules or regulations, as determined by Borrower’s  counsel, shall not be subject to the prior written approval of Administrative Agent.  Administrative Agent and Lenders shall be permitted, without the prior approval of Borrower, to make any news releases, publicity or advertising by Administrative Agent, Lenders or Administrative Agent’s or Lenders’ Affiliates through any media intended to reach the general public which refers to the Loan, the Property, Borrower and Borrower’s Affiliates.

Section 10.20    Waiver of Marshalling of Assets.

To the fullest extent permitted by applicable law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of all or part of the Security Instrument, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lenders under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lenders to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.21    Waiver of Counterclaim.

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lenders or Administrative Agent or Lenders’ or Administrative Agent’s agents.

Section 10.22    Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.  Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Administrative Agent or Lenders or any parent, subsidiary or Affiliate of Administrative Agent or Lenders.  Lenders shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lenders of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lenders’ or Administrative Agent’s exercise of any such rights or remedies.  Borrower acknowledges that Lenders engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.23    Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts together constitute but one and the same agreement.  In addition, the parties may execute separate signature pages, and such signature pages (and/or signature pages which have been detached from one or more duplicate original copies of this Agreement) may be combined and attached to one or more copies of this Agreement so that such copies shall contain the signatures of all of the parties hereto.

Section 10.24    Brokers and Financial Advisors.

Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Estreich & Company.  Borrower hereby agrees to indemnify, defend and hold the Indemnified Parties harmless from and against any and all claims, liabilities, costs and expenses (excluding special, indirect, punitive and consequential damages except to the extent paid to a third party)  of any kind (including the Indemnified Parties reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower, Administrative Agent or Lenders in connection with the transactions contemplated herein.  The provisions of this Section 10.24 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.25    Prior Agreements.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Administrative Agent, Lenders, or any of Administrative Agent’s or Lenders’ Affiliates are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.26    Joint and Several.

If more than one Person has executed this Agreement as “Borrower”, the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 10.27    Negation of Implied Right to Cure Defaults.

Notwithstanding anything contained in this Agreement or any of the other Loan Documents providing that certain rights, remedies or privileges are only available to Administrative Agent during the “continuance” of an Event of Default (or words of similar import), Borrower expressly acknowledges and agrees that it does not have the right to cure an Event of Default once the same has occurred under this Agreement or any other Loan Document without the consent of Administrative Agent, which consent may be withheld, delayed or denied by Administrative Agent in its sole and absolute discretion.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

READING TAMMANY OWNER LLC

By:___________________________
Name: Gilbert Avanes
Title: Authorized Signatory

US DEVELOPMENT, LLC

By:___________________________
Name: Gilbert Avanes
Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

-Signature Page to Loan Agreement-

ADMINISTRATIVE AGENT:

EMERALD CREEK CAPITAL 3, LLC

By: Emerald Creek Advisors LLC,
its Manager

By:___________________________
Name: Mark Bahiri
Title: Managing Member

LENDER:

EMERALD CREEK CAPITAL 3, LLC

By: Emerald Creek Advisors LLC,
its Manager

By:___________________________
Name: Mark Bahiri
Title: Managing Member

-Signature Page to Loan Agreement-

Schedule I

PROPERTY DESCRIPTION

[***]

Schedule II

[***]

Schedule III

[***]

Schedule IV

[***]

EXHIBIT A-1

[***]

EXHIBIT A-2

[***]

EXHIBIT B

[***]